                                                                   EXHIBIT 10.2
                             IMPAC HOTELS II, L.L.C.
                            IMPAC HOTELS III, L.L.C.
                                c/o Lodgian, Inc.
                         Two Live Oak Center, Suite 700
                            3445 Peachtree Road, N.E.
                             Atlanta, Georgia 30326

                                [               ]

The Capital Company of America LLC
Two World Financial Center, Building B
New York, New York 10281

Gentlemen:

                  We refer to the Consolidated, Amended and Restated Loan Agreement of even date herewith between The Capital Company of America LLC and the undersigned (the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

                  1. In order to induce Lender to enter into the Loan Agreement, Borrowers hereby agree to the following:

                           A.       Within 60 days of the date hereof, Borrowers
shall enter into Clearing Account Agreements and credit card sweep agreements for each of the Properties, that satisfy the conditions of Section 3.1 of the Loan Agreement, which Clearing Account Agreements and credit card sweep agreements shall be substantially in the forms attached hereto, subject to reasonable changes requested by the Clearing Banks and credit card companies, as approved by Lender in its discretion based upon its then standard procedures. Failure to comply with the foregoing shall (i) cause an automatic increase in the Interest Rate by 350 basis points until such time that Borrowers have met their obligations under this paragraph and (ii) at Lender's option, upon written notice to Borrowers, shall constitute an Event of Default.

                           B.       Within 120 days of the date hereof,
Borrowers shall provide evidence to Lender that the default referred to in the attached notice of default (relating to the Franchise Agreement at the Property known as Holiday Inn Hotel in Cincinnati, Ohio) has been cured or is otherwise being dealt with in a manner reasonably acceptable to Lender. Failure to comply with the foregoing shall constitute an Event of Default.

                  2. By signing in the space provided below, Lender hereby agrees as follows:

                           A.       Lender hereby waives any and all Defaults
and Events of Default now, heretofore or hereafter existing under the Impac II Loan Agreement, the Impac III Loan Agreement, the Loan Agreement and the other Loan Documents by virtue of the failure to provide to Lender in a timely fashion with Lodgian's 1999 Form 10K, and Lodgian's Form 10Q's for the first two fiscal quarters of 2000; provided, however that such waiver shall expire in the event that either (i) Lodgian fails to deliver its unaudited quarterly financial statements for the fiscal quarter ending March 31, 2000 by September 30, 2000 or (ii) Lodgian fails to deliver its unaudited financial statements for the fiscal quarter ending June 30, 2000 by September 30, 2000.

                           B.       With respect to Section 6.3.2(ii) of the
Loan Agreement (and any corresponding provisions in the Impac II Loan Agreement and the Impac III Loan Agreement), Lender hereby waives any Default or Event of Default relating to the non-delivery by Borrowers of (i) their quarterly financial statements for the second quarter of fiscal year 2000 and (ii) their monthly financial statements for the month of July, 2000, provided, however, that such waiver shall expire in the event that the foregoing are not delivered on or before September 30, 2000.

                  [Remainder of page intentionally left blank]

                           C.       With respect to Borrowers' obligations set
forth in Paragraphs 1A and 1B above, Lender shall not declare a Default or Event of Default relating thereto, provided, however, that Borrowers comply with their obligations set forth therein within the time periods specified therein.

                                  Very truly yours,

                                  IMPAC HOTELS II, L.L.C., a Georgia limited liability company

                                  By: Impac SPE #2, Inc., a Georgia corporation,
                                      its sole managing member


                                      By:
                                             -----------------------------------
                                      Name:
                                      Title:

                           IMPAC HOTELS III, L.L.C., a Georgia limited liability company

                           By: Impac SPE #6, Inc., a Georgia corporation, its
                               sole managing member


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

Agreed and Accepted:

THE CAPITAL COMPANY OF AMERICA LLC

By:
    -------------------------------
    Name:
    Title:

                       CONSOLIDATED, AMENDED AND RESTATED
                                 LOAN AGREEMENT

                           Dated as of [              ]

                                  by and among

                             IMPAC HOTELS II, L.L.C.
                                       and
                            IMPAC HOTELS III, L.L.C.
                                  as Borrowers

                                       and

                       THE CAPITAL COMPANY OF AMERICA LLC
                                    as Lender

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----

1.     DEFINITIONS; PRINCIPALS OF CONSTRUCTION ..............................................        2
            1.1   Specific Definitions ......................................................        2
            1.2   Index of Other Definitions ................................................       10
            1.3   Principles of Construction ................................................       10

2.     GENERAL LOAN TERMS ...................................................................       11
            2.1   The Loan ..................................................................       11
            2.2   Interest; Monthly Payments ................................................       11
                       2.2.1    Generally ...................................................       11
                       2.2.2    Default Rate ................................................       11
                       2.2.3    Taxes .......................................................       11
                       2.2.4    Breakage Indemnity ..........................................       12
            2.3   Loan Repayment ............................................................       12
                       2.3.1    Repayment ...................................................       12
                       2.3.2    Mandatory Prepayments .......................................       12
                       2.3.3    Optional Prepayments ........................................       13
                       2.3.4    Adjustment of Allocated Loan Amounts ........................       13
            2.4   Release of Properties .....................................................       13
                       2.4.1    Release on Payment in Full ..................................       13
                       2.4.2    Sale of Properties ..........................................       13
            2.5   Payments and Computations .................................................       14
                       2.5.1    Making of Payments ..........................................       14
                       2.5.2    Computations ................................................       14
            2.6   ...........................................................................       14
       Extension Option .....................................................................       14

3.     CASH MANAGEMENT AND RESERVES .........................................................       15
            3.1   Cash Management Arrangements ..............................................       15
            3.2   Taxes and Insurance .......................................................       16
            3.3   Capital Expense and FF&E Reserves .........................................       16
            3.4   Ground Rent Reserves ......................................................       17
            3.5   Operating Expense Subaccount ..............................................       18
            3.6   Casualty/Condemnation Subaccount ..........................................       18
            3.7   Security Deposits .........................................................       18
            3.8   Grant of Security Interest; Application of Funds ..........................       18
            3.9   Property Cash Flow Allocation .............................................       19

                                                                                                   PAGE
                                                                                                   ----

4.     REPRESENTATIONS AND WARRANTIES .......................................................       20
            4.1   Organization; Special Purpose .............................................       20
            4.2   Proceedings; Enforceability . .............................................       20
            4.3   No Conflicts ..............................................................       20
            4.4   Litigation ................................................................       21
            4.5   Agreements ................................................................       21
            4.6   Title .....................................................................       21
            4.7   No Bankruptcy Filing ......................................................       22
            4.8   Full and Accurate Disclosure ..............................................       22
            4.9   No Plan Assets ............................................................       22
            4.10  Compliance ................................................................       23
            4.11  Contracts .................................................................       23
            4.12  Federal Reserve Regulations; Investment Company Act .......................       23
            4.13  Utilities and Public Access ...............................................       23
            4.14  Physical Condition ........................................................       24
            4.15  Leases ....................................................................       24
            4.16  Fraudulent Transfer .......................................................       24
            4.17  Ownership of Borrower .....................................................       25
            4.18  Management Agreements .....................................................       25
            4.19  Hazardous Substances ......................................................       25
            4.20  Name; Principal Place of Business .........................................       26
            4.21  Other Debt ................................................................       26
            4.22  Franchise Agreements ......................................................       26
            4.23  Ground Lease ..............................................................       26

5.     COVENANTS ............................................................................       27
            5.1   Existence .................................................................       27
            5.2   Taxes .....................................................................       27
            5.3   Repairs; Maintenance and Compliance; Alterations ..........................       27
                       5.3.1    Repairs; Maintenance and Compliance .........................       27
                       5.3.2    Alterations .................................................       28
            5.4   Performance of Other Agreements ...........................................       28
            5.5   Cooperate in Legal Proceedings . ..........................................       28
            5.6   Further Assurances ........................................................       28
            5.7   Environmental Matters .....................................................       29
                       5.7.1    Hazardous Substances ........................................       29
                       5.7.2    Environmental Monitoring ....................................       29
            5.8   Title to the Properties ...................................................       31
            5.9   Leases ....................................................................       31

                                                                                                   PAGE
                                                                                                   ----

                       5.9.1 Generally ......................................................       31
                       5.9.2 Material Leases ................................................       31
                       5.9.3 Minor Leases ...................................................       32
                       5.9.4 Additional Covenants with respect to Leases ....................       32
            5.10  Estoppel Statement ........................................................       33
            5.11  Property Management .......................................................       33
                       5.11.1    Management Agreement .......................................       33
                       5.11.2    Termination of Manager .....................................       33
            5.12  Special Purpose Bankruptcy Remote Entity ..................................       34
            5.13  Assumption in Non-Consolidation Opinion ...................................       34
            5.14  Change In Business or Operation of Properties .............................       34
            5.15  Certain Prohibited Actions ................................................       34
            5.16  Prohibited Transfers ......................................................       35
            5.17  Expenses ..................................................................       35
            5.18  Indemnity .................................................................       36
            5.19  Franchise Agreements ......................................................       36

6.     NOTICES AND REPORTING ................................................................       37
            6.1   Notices ...................................................................       37
            6.2   Borrower Notices and Deliveries ...........................................       37
            6.3   Financial Reporting .......................................................       38
                       6.3.1    Bookkeeping .................................................       38
                       6.3.2    Financial Statements; Reports ...............................       38
                       6.3.3    Other Reports ...............................................       39
                       6.3.4    Annual Budget ...............................................       39
                       6.3.5    .............................................................       39

7.     INSURANCE; CASUALTY; AND CONDEMNATION ................................................       39
            7.1   Insurance .................................................................       39
                       7.1.1    Coverage ....................................................       39
                       7.1.2    Policies ....................................................       41
            7.2   Casualty ..................................................................       41
                       7.2.1    Notice; Restoration .........................................       41
                       7.2.2    Settlement of Proceeds ......................................       42
            7.3   Condemnation ..............................................................       42
                       7.3.1    Notice; Restoration .........................................       42
                       7.3.2    Collection of Award .........................................       42
            7.4   Application of Proceeds or Award ..........................................       43
                       7.4.1    Application to Restoration ..................................       43

                                                                                                   PAGE
                                                                                                   ----

                       7.4.2    Application to Debt .........................................       43
                       7.4.3    Procedure for Application to Restoration ....................       43

8.     DEFAULTS .............................................................................       44
            8.1   Events of Default .........................................................       44
            8.2   Remedies . ................................................................       46
                       8.2.1    Acceleration ................................................       46
                       8.2.2    Remedies Cumulative . .......................................       47
                       8.2.3    Severance ...................................................       47
                       8.2.4    Delay .......................................................       48
                       8.2.5    Lender's Right to Perform ...................................       48

9.     SPECIAL PROVISIONS ...................................................................       48
            9.1   Sale of Note and Secondary Market Transaction .............................       48
                       9.1.1    Cooperation .................................................       49
                       9.1.2    Use of Information ..........................................       49
                       9.1.3    Borrower Obligations Regarding Disclosure Documents and
                                Filings .....................................................       49
                       9.1.4    Indemnification Procedure ...................................       50
                       9.1.5    Contribution ................................................       51
                       9.1.6    Rating Surveillance .........................................       51
                       9.1.7    Severance Documentation .....................................       51

10.    MISCELLANEOUS ........................................................................       52
            10.1  Exculpation ...............................................................       52
            10.2  Brokers and Financial Advisors ............................................       53
            10.3  Retention of Servicer .....................................................       53
            10.4  Survival ..................................................................       53
            10.5  Lender's Discretion .......................................................       53
            10.6  Governing Law .............................................................       54
            10.7  Modification, Waiver in Writing ...........................................       55
            10.8  Trial by Jury .............................................................       55
            10.9  Headings/Exhibits .........................................................       56
            10.10 Severability ..............................................................       56
            10.11 Preferences ...............................................................       56
            10.12 Waiver of Notice ..........................................................       56
            10.13 Remedies of Borrower ......................................................       56
            10.14 Prior Agreements ..........................................................       57
            10.15 Offsets, Counterclaims and Defenses .......................................       57

            10.16 Publicity .................................................................       57
            10.17 No Usury ..................................................................       57
            10.18 Conflict; Construction of Documents .......................................       58
            10.19 No Third Party Beneficiaries ..............................................       58
            10.20 Cross Default; Cross Collateralization ....................................       58
            10.21 Assignment ................................................................       58
            10.22 Joint and Several .........................................................       59
            10.23 Termination of Building Loan Agreements ...................................       59
            10.24 Reaffirmation .............................................................       59
            10.25 Counterparts ..............................................................       59
            10.26 Split Loan  ...............................................................       59
                       10.26.1    Generally .................................................       59
                       10.26.2    Additional Borrower .......................................       59
                       10.26.3    Documentation .............................................       60
                       10.26.4    Costs  ....................................................       60

Schedule 1 - Index of Other Definitions
Schedule 2 - Impac II Notes
Schedule 3 - Impac III Notes
Schedule 4 - Allocated Loan Amounts
Schedule 5 - Form of Note
Schedule 6 - Location of Properties
Schedule 7 - Exceptions to Representations and Warranties
Schedule 8 - Organization of Borrower
Schedule 9 - Definition of Special Purpose Bankruptcy Remote Entity
Schedule 10 - List of Guarantees

                                 LOAN AGREEMENT

         CONSOLIDATED, AMENDED AND RESTATED LOAN AGREEMENT dated as of August 31, 2000 (as the same may be modified, supplemented, amended or otherwise changed, this "AGREEMENT") by and among IMPAC HOTELS II, L.L.C. ("IMPAC II"), a Georgia limited liability company and IMPAC HOTELS III, L.L.C. ("IMPAC III"), a Georgia limited liability company (each of Impac II and Impac III, a "BORROWER" and collectively together with their respective permitted successors and assigns, "BORROWERS"), and THE CAPITAL COMPANY OF AMERICA LLC, a Delaware limited liability company (together with its successors and assigns, "LENDER").

                                   RECITALS

A. Impac II and Nomura Asset Capital Corporation ("NACC"), Lender's predecessor in interest, are parties to that certain Loan Agreement dated as of March 12, 1997, as amended (the "IMPAC II LOAN AGREEMENT"), which provides for secured mortgage loans (the "IMPAC II LOANS") in the aggregate amount of up to $163,500,000 to be advanced to Impac II for the purpose of financing a portion of the cost of acquiring, constructing, renovating and equipping the hotel properties identified therein. The Impac II Loans are evidenced by those certain promissory notes (the "IMPAC II NOTES") described on Schedule 2 attached hereto.

B. Impac III and NACC are parties to that certain Loan Agreement dated as of October 29, 1997, as amended (the "IMPAC III LOAN AGREEMENT"), which provides for secured mortgage loans (the "IMPAC III LOANS") in the aggregate amount of up to $100,000,000 to be advanced to Impac III for the purpose of financing a portion of the cost of acquiring, constructing, renovating and equipping the hotel properties identified therein. The Impac III Loans are evidenced by those certain promissory notes (the "IMPAC III NOTES") described on Schedule 3 attached hereto.

C. As of the date hereof, the aggregate outstanding principal balance of the Impac II Notes is $95,068,385.73 and the aggregate outstanding principal balance of the Impac III Notes is $13,583,269.65.

D. Borrowers and Lender desire to consolidate (i) the indebtedness evidenced by the Impac II Notes and the Impac III Notes and (ii) the Impac II Loan Agreement and the Impac III Loan Agreement, and to amend and restate the terms and conditions of the Impac II Notes and the Impac III Notes, and the Impac II Loan Agreement and the Impac III Loan Agreement, in their entirety.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Impac II Loan Agreement and the Impac III Loan Agreement are hereby consolidated and amended and restated in their entirety as follows:

1.       DEFINITIONS; PRINCIPALS OF CONSTRUCTION

         1.1 SPECIFIC DEFINITIONS. The following terms have the meanings set forth below:

                  ADJUSTED NET OPERATING INCOME: for any period, the Adjusted Rent for such period, less the sum of, without duplication, (a) Adjusted Operating Expenses and (b) any deposits to (but not withdrawals from) any reserves required under this Agreement.

                  ADJUSTED RENT: for any period, the actual Rents for such period adjusted to reflect (a) the occupancy of any Property during such period at the lesser of actual occupancy and 80% occupancy and (b) such other adjustments to Rents (which may include, if necessary, the adjustment of departmental profit to industry standards) as required by the Lender in its reasonable discretion.

                  ADJUSTED OPERATING EXPENSES: for any period, the Operating Expenses for all Properties for such period adjusted to reflect (a) minimum base management fees of (i) 4.0% of Rents for each Property that is a "full-service hotel" and (ii) 4.5% of Rents for such period for each Property that is a "limited-service hotel", (b) royalty, reservation, marketing and other franchise fees for such period at the greater of actual or 6.0% of room revenues for such period, (c) deposits into the Capital Expense and FF&E Reserve Subaccount for such period, and (d) such other adjustments to Operating Expenses (which may include, if necessary, the adjustment of department profit to industry standards) as required by the Lender in its reasonable discretion.

                  AFFILIATE: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

                  ALLOCATED LOAN AMOUNT: with respect to each Property, the amount set forth with respect to such Property on Schedule 4, as the same may be adjusted pursuant to Section 2.3.4.

                  APPROVED CAPITAL AND FF&E EXPENSES: the cost of furnishings, fixtures and equipment and Capital Expenses incurred by a Borrower, which costs and Capital Expenses shall either be (i) incurred to comply with requirements imposed by a Governmental Authority or a franchisor under a Franchise Agreement,
(ii) included in the approved Capital Budget for the Property owned by such Borrower for the current-calendar month or (iii) approved by Lender.

                  APPROVED OPERATING EXPENSES: during the continuance of an Event of Default, operating expenses incurred by a Borrower which (i) are included in the approved Operating Budget for the Property owned by such Borrower for the current calendar month, (ii) are for real estate taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to such Property or (iii) have been approved by Lender.

                  BORROWER REPRESENTATIVE: the Impac II Borrower Representative and/or the Impac III Borrower Representative, as applicable.

                  BUSINESS DAY: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

                  CAPITAL EXPENSES: expenses that are capital in nature or required under GAAP to be capitalized.

                  CODE: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  CONTROL: with respect to any Person, either (i) ownership directly or indirectly of 49% or more of all equity interests in such Person or
(ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.

                  DEBT: the unpaid Principal, all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan or under any Loan Document.

                  DEBT SERVICE: with respect to any particular period, the scheduled Principal and interest payments due under the Note in such period.

                  DEBT SERVICE COVERAGE RATIO: as of any date, the ratio calculated by Lender of (i) the Adjusted Net Operating Income for the 12-month period ending with the most recently completed calendar month for which financial statements have been delivered pursuant to Section 6.3.2(ii) to (ii) the Debt Service with respect to such period. Whenever this Agreement requires the calculation of the Debt Service Coverage Ratio with respect to an individual Property or Properties, such Debt Service Coverage Ratio shall be calculated by Lender based on the ratio of (a) the Adjusted Net Operating Income attributable to such Property or Properties for the 12-month period ending with the most recently completed calendar month for which financial statements have been delivered pursuant to Section 6.3.2(ii) to (ii) such Property's or Properties' proportionate share of the Debt Service with respect to such period which shall be in the same proportion that the Allocated Loan Amount for such Property or Properties bears to the Allocated Loan Amounts for all of the Properties.

                  DEFAULT: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

                  DEFAULT RATE: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 2% above the Interest Rate, compounded monthly.

                  DEPOSIT BANK: LaSalle Bank, N.A., or such other bank or depository selected by Lender in its discretion.

                  EMERGENCY EXPENDITURES: expenditures arising in the event of an emergency arising out of a fire or other casualty at a Property, or other events, circumstances or conditions which give rise to safety or life threatening situations, to the extent such expenditures are necessary, in the judgment of the Borrower or the Manager, to protect the safety or welfare of guests and employees or to protect against further property damage to the subject Property.

                  ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder

                  ERISA AFFILIATE: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrowers (or any Borrower), are treated as a single employer under any or all of Section 414(b),
(c), (m) or (o) of the Code.

                  FRANCHISE AGREEMENT: with respect to each Property, a franchise or license agreement between a Borrower and a nationally recognized hotel chain (whether by direct agreement or by assignment or transfer), as the same may from time to time be amended, supplemented or replaced with the consent of the Lender.

                  GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

                  GOVERNMENTAL AUTHORITY: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

                  GROUND LEASE: that certain Ground Sublease dated May 16, 1989 between Pizzagalli Investment Company, a Vermont general partnership (the "SUBLESSOR") and Marriott Corporation, a Delaware corporation of Bethesda, Maryland ("ORIGINAL SUBLESSEE") relating to a certain parcel of land located in the Town of Colchester, County of Chittenden, State of Vermont (further described in a Short Form Ground Sublease dated June 20, 1989, and recorded in Town of Colchester, Vermont Land Records on June 20, 1989 at Volume 159 at page 9, as amended by First Amendment to Short Form Ground Sublease dated May 14, 1990 and recorded in the Town of Colchester, Vermont Land Records on May 18, 1990 in Volume 168 at page 189 which Ground Sublease was assigned by Assignment of Sublease and Assumption of Obligations dated September 1, 1993, by Original Sublessee to HMH Properties, Inc., a Delaware corporation and wholly owned subsidiary of Original Sublessee ("SUCCESSOR SUBLESSEE") of record in Volume 231 at page 304 of the Town of Colchester, Vermont Land Records, as corrected by Corrective Assignment of Sublease and Assumption of Obligations between Original

Sublessee and Successor Sublessee, dated April 27, 1995, of record in Volume 246 at page 228 of the Town of Colchester, Vermont Land Records, which Ground Sublease Successor Sublessee thereafter assigned to MFI IV Partners, L.P., a Delaware limited partnership (hereinafter "SUBLESSEE") by Assignment of Lessee's Interest in Ground Sublease and Transfer of Leasehold Improvements dated April 28, 1995, on record in Volume 246 at page 235 of the Town of Colchester, Vermont Land Records, which Ground Sublease was thereafter amended by "Second Amendment to Ground Sublease", dated April 28, 1995 by and between Sublessor and Sublessee.

                  GUARANTORS: Impac Hotel Group and Lodgian, collectively.

                  IMPAC II BORROWER REPRESENTATIVE: Impac SPE #2, Inc., a Georgia corporation.

                  IMPAC III BORROWER REPRESENTATIVE: Impac SPE #6, Inc., a Georgia corporation.

                  IMPAC HOTEL GROUP: IMPAC Hotel Group, L.L.C., a Georgia limited liability company and wholly owned subsidiary of Lodgian.

                  INDEPENDENT DIRECTOR: an individual selected by each Borrower and reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment as a director, does not thereafter become and shall not have been at any time during the preceding five years (i) a shareholder/partner/member of, or an officer, employee, consultant, agent or advisor of, any Borrower or any of their respective shareholders, subsidiaries, members or Affiliates, (ii) a director of any shareholder, subsidiary, member, or Affiliate of any Borrower other than a Borrower Representative, (iii) a customer of, or supplier to, any Borrower or any of its shareholders, subsidiaries or Affiliates that derives more than 10% of its purchases or income from its activities with any Borrower or any Affiliate of any Borrower, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family (including a grandchild or sibling) of any such shareholder/director/partner/member, officer, employee, supplier or customer or of any other director of any Borrower Representative.

                  INTEREST PERIOD: (i) the period from the date hereof through the first day thereafter that is the 10th day of a calendar month and (ii) each period thereafter from the 11th day of each calendar month through the 10th day of each calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

                  INTEREST RATE: for any Interest Period, the Spread plus LIBOR for such Interest Period (or, when applicable pursuant to this Note or any other Loan Document, the Default Rate).

                  LEASES: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Property or the Improvements relating thereto, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

                  LEGAL REQUIREMENTS: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting any Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of any Property.

                  LIBOR: with respect to any Interest Period, the rate per annum which is equal to the 30 day U.S. Dollar London Interbank Offered Rate reported from time to time by Telerate News Service (page 3750), at approximately 11:00 a.m., London time, on the related Determination Date. If such interest rate shall cease to be available from Telerate News Service, LIBOR shall be determined from such financial reporting service as Lender shall reasonably determine and use with respect to its other loan facilities on which interest is determined based on LIBOR. If two or more such rates appear on Telerate page 3750 or associated pages, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates, absent manifest error. For purposes hereof, (i) "DETERMINATION DATE" shall mean, with respect to any Interest Period, the date which is two Eurodollar Business Days prior to the commencement of such Interest Period; and (ii) "EURODOLLAR BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England are closed for interbank or foreign exchange transactions.

                  LIEN: any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or restriction on transfer, on or affecting all or part of any Property or any interest therein, or in any Borrower or Borrower Representative, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

                  LOAN DOCUMENTS: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Note or Notes in the form of Schedule 5 hereto made by Borrowers to Lender in the aggregate principal amount equal to the Loan (the "NOTE"), (ii) each Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement made by a Borrower (or the Deed of Trust or Deed to Secure Debt), Assignment of Leases and Rents and Security Agreement made by a Borrower to a trustee or Lender, as the case may be) in favor of Lender which covers each Property owned by such Borrower (collectively, the "MORTGAGES"), (iii) each Assignment of Leases and Rents from a Borrower to Lender, (iv) each Assignment of Agreements, Licenses, Permits and Contracts from a Borrower to Lender, (v) each Clearing Account Agreement

(collectively, the "CLEARING ACCOUNT AGREEMENTS") among each Borrower, Lender, Manager and the banks selected by Borrowers, (vi) the Deposit Account Agreements (the "DEPOSIT ACCOUNT AGREEMENT") among Borrowers, Lender, Manager and the Deposit Bank, (vii) each Environmental Indemnity Agreement executed by a Borrower prior to the date hereof for the benefit of NACC or Lender (collectively, the "ENVIRONMENTAL INDEMNITY AGREEMENTS") and (viii) each guaranty listed on Schedule 10 (collectively, the "GUARANTEES"); as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.

                  LODGIAN: Lodgian, Inc., a Delaware corporation and the ultimate parent company of Borrowers, the Borrower Representatives and Impac Hotel Group.

                  MANAGEMENT AGREEMENT: each management agreement between a Borrower and Manager, pursuant to which Manager is to manage each Property owned by such Borrower, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.11.

                  MANAGER: IMPAC Hotel Management, L.L.C., or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.11.

                  MATERIAL ADVERSE EFFECT: a material adverse effect on (i) any Borrower's ability to enter into or fulfill its material obligations under the Loan Documents or to effect the transactions contemplated thereby or (ii) the condition (financial or otherwise), business, assets, liabilities, management financial position or results of operations of any Borrower, taken as a whole.

                  MATERIAL ALTERATION: any alteration (i) affecting structural elements of a Property or (ii) that is non-structural and will not affect any building system, the cost of which exceeds $50,000 and was not included in the Capital Budget submitted pursuant to Section 6.3.4; provided, however, that in no event shall alterations performed as part of a Restoration or to comply with requirements imposed by (x) a Governmental Authority or (y) a franchisor under a Franchise Agreement, constitute a Material Alteration.

                  MATERIAL LEASE: all Leases which individually or in the aggregate with respect to the same tenant and its Affiliates (i) have a gross annual rent of more than 2% of the total annual Rents for such Property or (ii) demise 2,500 square feet or more of rentable area at any Property.

                  MATURITY DATE: the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

                  MINOR LEASE: any Lease that is not a Material Lease.

                  NET OPERATING INCOME: for any period, the actual Rents in such period less the sum of, without duplication, (a) Operating Expenses and (b) any deposits to (but not withdrawals from) any reserves required under this Agreement.

                  OFFICER'S CERTIFICATE: a certificate delivered to Lender by a Borrower which is signed by a senior executive officer of the applicable Borrower Representative.

                  OPERATING EXPENSES: with regard to each Property, the following expenses paid by any Borrower or Manager or the Lender or Servicer on behalf of any Borrower: (i) royalty, reservation, marketing and other franchise fees and commissions in connection with the operation of the Properties; (ii) Capital Expenses including, without limitation, amounts required to be deposited in the Capital Expense and FF&E Reserve Subaccount; (iii) management fees pursuant to the Management Agreements(s); and (iv) any other fees and expenses required in connection with the operation or management of the Properties.

                  PAYMENT DATE: the 11th day of each calendar month or, if such day is not a Business Day, the first Business Day thereafter.

                  PERMITTED ENCUMBRANCES: (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the title insurance policies insuring the Liens of the Mortgages, (iii) Liens, if any, for Taxes or other charges not yet due and payable and not delinquent, (iii) any workers', mechanics' or other similar Liens on a Property provided that any such Lien is bonded or discharged within 30 days after a Borrower first receives notice of such Lien and (iv) such other title and survey exceptions as Lender has heretofore approved or shall hereafter approve in writing in Lender's discretion.

                  PERMITTED TRANSFERS: (i) a Lease entered into in accordance with the Loan Documents, (ii) a Permitted Encumbrance, (iii) transfers of publicly traded stock in Lodgian or (iv) provided that no Default or Event of Default shall then exist, a Transfer of an interest in a Borrower other than the membership interest held by a Borrower Representative, or a Transfer of an interest in a Borrower Representative to any Person provided that (A) if the Transfer occurs prior to a Secondary Market Transaction, such Transfer shall not without the prior written consent of Lender cause the transferee (together with its Affiliates) to acquire Control of any Borrower or Borrower Representative or to increase its direct or indirect interest in any Borrower or Borrower Representative to an amount which equals or exceeds 49%, and (B) if the Transfer occurs after a Secondary Market Transaction, such Transfer shall not cause the transferee (together with its Affiliates) to acquire Control of any Borrower or Borrower Representative or to increase its direct or indirect interest in any Borrower or Borrower Representative to an amount which equals or exceeds 49% unless Borrowers, at their sole cost and expense, shall have first (1) delivered (or caused to be delivered) to Lender, a Rating Comfort Letter, (2) delivered (or caused to be delivered) to Lender and the applicable Rating Agencies, a substantive non-consolidation opinion with respect to each Borrower and the proposed transferee in form and substance satisfactory to Lender and the applicable Rating Agencies and (3) reimbursed Lender for all reasonable out-of-pocket expenses incurred by it in connection with such Transfer.

                  PERSON: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  PLAN: (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

                  PROPERTIES: collectively, the parcels of real property and Improvements thereon owned by the respective Borrowers and encumbered by the Mortgages; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Granting Clauses of the Mortgages and referred to therein as the Mortgaged Property, the Deeded Property or the Trust Property. The location of each Property is identified on Schedule 6.

                  RATING AGENCY: each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc. or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.

                  RATING COMFORT LETTER: a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

                  RELEASE AMOUNT: with respect to any Property sold pursuant to
Section 2.4.2, 100% of the Allocated Loan Amount for such Property.

                  RENTS: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of a Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to any Property and the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, parking charges, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of any Property or rendering of services by a Borrower and/or Manager or any operator or manager of the hotels or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales, and proceeds, if any, from business interruption or other loss of income insurance.

                  SERVICER: a servicer selected by Lender to service the Loan. The current Servicer is BNY Asset Solutions, LLC.

                  SPREAD: 2.75%; provided, however, if Borrower exercises the extension option set forth in Section 2.6. then from and after the originally scheduled Stated Maturity Date, the Spread shall automatically be increased to 4.25%.

                  STATE: as to any Property, the state in which such Property is located.

                  STATED MATURITY DATE: September 11, 2002, as the same may be extended pursuant to Section 2.6.

                  TAXES: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Properties.

                  TERM: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

                  TRANSFER: any sale, conveyance, transfer, lease, assignment or Lien, or the entry into any agreement to sell, convey, transfer, lease, assign or create a Lien, whether by law or otherwise, of, on, in or affecting (i) all or part of any Property (including any legal or beneficial direct or indirect interest therein), (ii) any direct or indirect interest in any Borrower (including any profit interest), or (iii) any direct or indirect interest in any Borrower Representative.

                  UCC: the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

                  WELFARE PLAN: an employee welfare benefit plan, as defined in
Section 3(l) of ERISA.

         1.2 INDEX OF OTHER DEFINITIONS. An index of other terms which are defined in this Agreement or in other Loan Documents is set forth on Schedule 1.

         1.3 PRINCIPLES OF CONSTRUCTION. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.       GENERAL LOAN TERM

         2.1 THE LOAN. Borrowers represent to the Lender that (i) as of the date hereof the aggregate outstanding principal balance of the Impac II Loan and the Impac III Loan (collectively, the "LOAN") is $108,651,655.38 (the "PRINCIPAL"), (ii) there exist no claims by any Borrower against Lender or any prior holder of the Loan and (iii) there are no offsets or defenses by any Borrower to the payment of any amounts required under the Loan Documents or otherwise to enforcement by the holder of the Loan. Lender shall have no further obligations to provide any additional financing to any Borrower and any amounts of the Loan repaid may not be reborrowed. The Loan shall mature on the Stated Maturity Date.

         2.2      INTEREST; MONTHLY PAYMENTS.

                  2.2.1 GENERALLY. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On September 11, 2000 and each Payment Date thereafter through and including the Maturity Date, Borrowers shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date. All accrued and unpaid interest shall be due and payable on the Maturity Date.

                  2.2.2 DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

                  2.2.3 TAXES. Any and all payments by Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "APPLICABLE TAXES"). If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this

Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within twenty (20) days after the date Lender makes written demand therefor.

                  2.2.4 BREAKAGE INDEMNITY. Borrowers shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrowers a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error.

         2.3      LOAN REPAYMENT.

                  2.3.1 REPAYMENT. Borrowers shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to any other amounts then due and owing under the Loan Documents. During the continuance of an Event of Default all proceeds of repayment, including any payment or recovery on one or more of the Properties (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

                  2.3.2    MANDATORY PREPAYMENTS.

                           (a)      The Loan is subject to mandatory prepayment
in certain instances of Insured Casualty or Condemnation (each a "CASUALTY/CONDEMNATION PREPAYMENT"), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be made on a Payment Date and shall be applied in the same manner as repayments under Section 2.3.1.

                           (b)      If, in Lender's reasonable judgment, an
event occurs that has a material adverse effect on Guarantors' ability to fulfill its obligations under the Guarantees or the condition (financial or otherwise) of Guarantors (a "GUARANTOR MATERIAL ADVERSE EVENT"), and such Guarantor Material Adverse Event is not cured within ten (10) days after receipt of written notice from Lender, then Borrowers shall, within ten (10) days after the expiration of the foregoing 10-day period, prepay a portion of the unpaid Principal in an amount equal to the then aggregate amount of Principal then guaranteed by Guarantors under the Guarantees. For purposes of the foregoing, an acceleration of the indebtedness evidenced by that certain Credit Agreement dated as of July 23, 1999 among Lodgian Financing Corp., Lodgian, Servico, Inc., Impac Hotel Group, Morgan Stanley Senior Funding, Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc. and other lenders named therein shall be deemed to be a Guarantor Material Adverse Event.

                  2.3.3 OPTIONAL PREPAYMENTS. Borrowers shall have the right to prepay all or any portion of the Principal at any time provided that Borrowers give Lender at least 5 Business Days prior written notice thereof; provided, however if after the occurrence of a Secondary Market Transaction, any such prepayment is not made on a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date.

                  2.3.4 ADJUSTMENT OF ALLOCATED LOAN AMOUNTS. Upon any partial prepayment of Principal made pursuant to Sections 2.3.2 or 2.3.3 above that is not the subject of a release pursuant to Section 2.4.2 below, the Allocated Loan Amount for each Property shall be reduced pro-rata. Additionally, upon any application of Proceeds and/or an Award to reduction of Principal pursuant to Sections 2.3.2 and 7.4.2, the Allocated Loan Amount of the affected Property shall be reduced by the same amount.

         2.4      RELEASE OF PROPERTIES.

                  2.4.1 RELEASE ON PAYMENT IN FULL. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers' designee (without any representation or warranty by and without any recourse against Leader whatsoever), the Liens of the Loan Documents if not theretofore released.

                  2.4.2 SALE OF PROPERTIES. Any Borrower may obtain the release of a Property owned by it from the Lien of the Mortgage encumbering such Property (and related Loan Documents) thereon upon a bona fide third-party sale of such Property, provided each of the following conditions are satisfied:

                           (a)      The sale of such Property is pursuant to an
arms' length agreement to a third party not Affiliated with any Borrower, and in which no Borrower and no Affiliate of any Borrower has any beneficial interest;

                           (b)      Borrowers shall (i) pay all accrued and
unpaid interest on the Principal being prepaid pursuant to clause (ii) of this subsection (b) (including, if such prepayment occurs after the occurrence of a Secondary Market Transaction, interest through the end of the Current Interest Period, if such prepayment is not made on a Payment Date) and (ii) make a prepayment of Principal in an amount which shall equal or exceed the Release Amount;

                           (c)      Both immediately before such sale and
immediately thereafter, no Default or Event of Default shall be continuing;

                           (d)      Borrowers shall have given Lender at least
10 days' prior written notice of such sale, accompanied by a copy of the applicable contract of sale and all related documents, and drafts of any applicable release documents (which shall be subject to Lender's approval);

                           (e)      Borrowers shall have delivered to Lender a
copy of the final closing settlement statement for such sale when the same becomes available (but in no event later than the day of the closing of such sale);

                           (f)      Borrowers shall have paid to Lender all
reasonable, out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with such sale and the release of such Property from the Lien of the Loan Documents;

                           (g)      Borrowers shall execute and deliver such
documents as Lender may reasonably request to confirm the continued validity of the Loan Documents and the Liens thereof on the remaining Properties; and

                           (h)      after giving effect to such release, the
Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages shall be no less than 1.25:1; provided that if the Debt Service Coverage Ratio would be less than 1.25:1, Borrowers may prepay a portion of the unpaid Principal to a level such that, after giving effect to such additional prepayment, the Debt Service Coverage Ratio of the unpaid Principal is equal to or greater than 1.25:1.

         2.5      PAYMENTS AND COMPUTATIONS.

                  2.5.1 MAKING OF PAYMENTS. Each payment by a Borrower or Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including reasonable attorneys' fees and court costs.

                  2.5.2 COMPUTATIONS. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

         2.6 EXTENSION OPTION. On or before July 11, 2002, Borrowers may notify Lender in writing that Borrowers desire to extend the Stated Maturity Date to September 11, 2003. Upon receipt of such request to extend the Stated Maturity Date, the Stated Maturity Date WILL automatically be extended to September 11, 2003 upon the satisfaction of the following conditions (and upon satisfaction of such conditions, Lender shall promptly confirm such extension to Borrower in writing):

                  (a) no Event of Default exists at the time such request is made and on September 11, 2002;

                  (b) Borrowers deliver to Lender an Officer's Certificate confirming the accuracy of the information contained in clause (a) above;

                  (c) on September 11, 2002 the Debt Service Coverage Ratio for all the Properties, taken as a whole, is at least 1.25:1; provided that if the Debt Service Coverage Ratio is less than 1.25:1, Borrowers may prepay a portion of the unpaid Principal to a level such that, after giving effect to such prepayment, the Debt Service Coverage Ratio of the unpaid Principal is equal to or greater than 1.25:1; and

                  (d) Borrowers pay an extension fee to Lender in an amount equal to 1.00% of the unpaid Principal (after giving effect to any prepayment if any, made pursuant to clause (c) above) not later than September 11, 2002.

                  If Borrowers are unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the Stated Maturity Date hereunder.

3.       CASH MANAGEMENT AND RESERVES

         3.1 CASH MANAGEMENT ARRANGEMENTS. Borrowers shall cause all Rents of tenants at each Property to be transmitted directly by such tenants, and all Rents in the nature of sums payable by issuers of credit cards accepted at each Property to be transmitted directly by such issuers, in each case into a trust account (the "CLEARING ACCOUNT") maintained by the applicable Borrower at a local bank selected by such Borrower (each, a "CLEARING BANK") as more fully described in the Clearing Account Agreements. Without in any way limiting the foregoing, all Rents received by any Borrower or Manager shall be deposited into the applicable Clearing Account within one Business Day of receipt and Borrowers shall direct all third parties from whom Borrower has or will have accounts receivable (including credit card companies) to send their payments with respect to each Property directly to the applicable Clearing Account. Funds deposited into each Borrower's Clearing Account shall be swept by the applicable Clearing Bank on a daily basis into an Eligible Account for such Borrower at the Deposit Bank controlled by Lender (each, a "DEPOSIT ACCOUNT" and collectively, the "DEPOSIT ACCOUNTS" and applied and disbursed in accordance with this Agreement. Funds in the Deposit Accounts shall be invested at Lender's discretion only in Permitted Investments. Lender will also establish subaccounts within each Deposit

Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "SUBACCOUNTS"). The Deposit Accounts and any Subaccounts will be under the sole control and dominion of Lender, and no Borrower shall have a right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

         3.2 TAXES AND INSURANCE. Each Borrower shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes for such Borrower's Properties that Lender reasonably estimates will be payable during the next 12 months in order to accumulate with Lender sufficient funds to pay all such Taxes at least 30 days prior to their respective due dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least 30 days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount in the applicable Deposit Account (the "TAX AND INSURANCE SUBACCOUNT"). Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Taxes and Insurance Premiums required to be made by Borrowers pursuant to Sections 5.2 and 7.1, provided that Borrowers have promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrowers for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance satisfactory to Lender; subject, however, to Borrowers' right to contest Taxes in accordance with Section 5.2.
hi making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof If Lender determines in its reasonable judgment that the funds in the applicable Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to their respective Tax and Insurance Subaccounts. Lender acknowledges and agrees that the Tax and Insurance Subaccounts are the "Tax and Insurance Account" referred to in each of the Impac H Loan Agreement and the Impac III Loan Agreement and, to the extent that a separate Subaccount is established for the purposes of this Section 3.2, all funds in the "Tax and Insurance Account" referred to in each of the Impac H Loan Agreement and the Impac III Loan Agreement shall be transferred into the applicable new Subaccount.

         3.3 CAPITAL EXPENSE AND FF&E RESERVES. Each Borrower shall pay to Lender on each Payment Date an amount equal to 5% of the aggregate Rents from its Properties for the second Rill preceding calendar month, as a reserve for repairs and replacements. Lender will transfer such amount into a Subaccount in the applicable Deposit Account (the "CAPITAL EXPENSE AND FF&E RESERVE SUBACCOUNT"). Upon thirty (30) days' prior notice to Borrowers, Lender may reassess the amount of the monthly payment required under this Section 3.4 from time to time in its reasonable discretion (based upon its then current underwriting standards). If the funds in the Capital Expense and FF&E Reserve Subaccount shall exceed the amounts due for Approved Capital and FF&E Expenses pursuant to the terms hereof, Lender may return (or if no Default or Event of Default exists, shall return) any excess to the applicable Borrower or, if future payments hereunder are then required, credit such excess against such future payments. Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Expense and FF&E Reserve Subaccount to the applicable Borrower, within 10 days after the delivery by such Borrower to Lender of a request therefor (but not more often than once per month unless the request is related to an Emergency Expenditure), in increments of at least $5,000 provided that (1) such disbursement is for an Approved Capital and FF&E Expense or an Emergency Expenditure; (ii) Lender shall have (if it desires) verified (by an inspection conducted at such Borrower's expense) performance of the work associated with such Approved Capital and FF&E Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (w) that such funds will be used to pay or reimburse Borrowers for Approved Capital and FF&E Expenses or Emergency Expenditures and a description thereof, (x) that, to the best knowledge of the applicable Borrower, there are no accounts payable for Approved Capital and FF&E Expenses or Emergency Expenditures with an unpaid balance of more than $25,000 individually, or $100,000 in the aggregate, that are more than thirty (30) days past due and none that are more than sixty (60) days past due (unless payment is being contested in good faith in accordance with the terms hereof), except as otherwise stated with an explanation therefor, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been used to pay the previously identified Approved Capital and FF&E Expenses or Emergency Expenditures, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor. Any such disbursement of more than $10,000 to pay (rather than reimburse) Approved Capital and FF&E Expenses may, at Lender's option, be made by joint check payable to Borrowers and the payee on such Approved Capital and FF&E Expenses. Lender acknowledges and agrees that the Capital Expense and FF&E Reserve Subaccount is the "Capital Expenditure and FF&E Reserve Account" referred to in each of the Impac II Loan Agreement and the Impac III Loan Agreement and, to the extent that a separate Subaccount is established for the purposes of this Section 3.3, all funds in the "Capital Expenditure and FF&E Reserve Account" referred to in each of the Impac II Loan Agreement and the Impac III Loan Agreement shall be transferred into such new Subaccounts for the respective Borrowers.

         3.4 GROUND RENT RESERVES. Prior to the date hereof, Impac III has paid to Lender an amount equal to three (3) months of the ground rent due under the Ground Lease, which sums have been transferred by Lender to a Subaccount (the "GROUND RENT SUBACCOUNT"). From and after the date hereof, the Ground Rent Subaccount shall be funded pursuant to Section 3.9 (subject, however, to the provisions of Section 3.9(b), such that at all times, the amount deposited therein shall equal the amount that Lender estimates will equal three (3) months of the ground rent due under the Ground Lease (such payments, the "GROUND RENT RESERVE INSTALLMENT"). Lender shall transfer each Ground Rent Reserve Installment to the Ground Rent Subaccount. Within 30 days after the end of each calendar year, the amount required to be held in the Ground Rent Subaccount during the next succeeding calendar year shall be adjusted by Lender to ensure that such amount is equal to the amount that Lender reasonably projects as the average monthly ground rent to be paid during such calendar year, multiplied by three (3). Any shortfall in such amount on the date such adjustment is provided by Lender shall be funded into the Ground

Rent Subaccount from amounts that would otherwise be distributed to the Borrower pursuant to clause (viii) of Section 3.9(a). Subject to the provisions of
Section 3.9(b), Lender shall pay directly any ground rent when due from amounts available in the Ground Rent Subaccount. In making any payment of funds from the Ground Rent Subaccount, Lender may do so according to any bill, statement or estimate procured from the landlord under the Ground Lease, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any claim by such landlord.

         3.5 OPERATING EXPENSE SUBACCOUNT. Upon the occurrence and during the continuance of an Event of Default, a portion of the Rents received by each Borrower shall be transferred into a Subaccount for that Borrower (the "OPERATING EXPENSE SUBACCOUNTS" as provided in Section 3.9. Provided no Default or Event of Default is continuing, Lender shall disburse funds held in the Operating Expense Subaccounts, to the respective Borrowers, within 15 days after delivery by the applicable Borrower to Lender of a request therefor (but not more often than once per week), in increments of at least $ 1,000, provided (i) such disbursement is for an Approved Operating Expense; and (ii) such disbursement is accompanied by (A) an Officer's Certificate certifying (w) that such funds will be used to pay Approved Operating Expenses and a description thereof, (x) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (y) that the same has not been the subject of a previous disbursement, and (z) that all previous disbursements have been or will be used to pay the previously identified Approved Operating Expenses, and (B) reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor.

         3.6 CASUALTY/CONDEMNATION SUBACCOUNT. Borrowers shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount for the applicable Borrower (the "CASUALTY/CONDEMNATION SUBACCOUNT" in accordance with the provisions of Section
7. All amounts in the Casualty/Condemnation Subaccount shall disbursed in accordance with the provisions of Section 7.

         3.7 SECURITY DEPOSITS. Each Borrower shall keep all security deposits under Leases at a separately designated account under such Borrower's control at the Clearing Bank so that the security deposits shall not be commingled with any other funds of such Borrower (such account, the "SECURITY DEPOSIT ACCOUNT"). Borrowers shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases; to be held by Lender in a separate Subaccount for each Borrower (the "SECURITY DEPOSIT SUBACCOUNT") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from the applicable Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of such Borrower under the applicable Lease. Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

         3.8 GRANT OF SECURITY INTEREST: APPLICATION OF FUNDS. As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in all such Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Accounts, the Deposit Accounts, all Subaccounts created pursuant to this Agreement (collectively, the "CASH MANAGEMENT ACCOUNTS"). Each Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the applicable Deposit Account. No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All investment income, if any, derived from Permitted Investments in any Cash Management Account shall be deposited in the applicable Cash Management Account upon receipt and shall be held therein as additional collateral until withdrawn pursuant to the terms of this Agreement

         3.9      PROPERTY CASH FLOW ALLOCATION.

                  (a) Any Rents deposited into the Deposit Accounts during the immediately preceding Interest Period shall be applied as follows in the following order of priority: (1) First, (in the case of Impac III only) to make payments into the Ground Rent Subaccount as required under Section 3.4; (ii) Second, to make payments into the applicable Tax and Insurance Subaccount as required under Section 3.2; (1) Third, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Deposit Account Agreements;
(iv) Fourth, to Lender to pay the interest due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.9(a), then due to Lender under the Loan Documents); (v) Fifth, to make payments into the applicable Capital Expense and FF&E Reserve Subaccount as required under Section 3.3; (vi) Sixth, after the occurrence and during the continuance of an Event of Default, to make payments for Approved Operating Expenses as required under Section 3.5; (vii) Seventh, after the consummation of a Secondary Market Transaction, to pay the pro rata portion of the expenses described in Section 9.1.7; and (viii) Lastly, payments to the respective Borrowers of any excess amounts. Notwithstanding the foregoing, provided that in any given Interest Period, all amounts referred to in the foregoing clauses (i) - (vii) have been paid, then the payments to Borrowers under the foregoing clause (viii) shall be made on a weekly basis. To the extent that amounts available in the Deposit Account of any Borrower is insufficient to provide for the payment of such Borrower's ratable share of any Debt Service due on any Payment Date, Lender may apply funds on hand in the other Borrower's Deposit Account for purposes of making the applications specified in clause (iv) of this Section 3.9(a).

                  (b)      Notwithstanding the foregoing, until the earlier of
(i) the failure of Borrowers to make any required payment of ground rent under any Ground Lease, or (ii) the occurrence of an Event of Default, no amounts will be disbursed by Lender into the Ground Rent Subaccount pursuant to Section 3.9(a), and all payments of ground rent will be paid directly by Borrowers when due (whether or not amounts disbursed to the Borrower pursuant to clause (vii) of Section 3.9(a) are adequate to make such payments).

                  (c) The failure of Borrowers to make all of the payments required under clauses (i) through (vii) of Section 3.9(a) in full on each Payment Date shall constitute an Event of Default under this Agreement

                  (d) Notwithstanding anything to the contrary contained in this Section 3.9, after the occurrence of a Default or an Event of Default, Lender may apply all Rents deposited into the Deposit Accounts and other proceeds of repayment in such order and in such manner as Lender shall elect, and without regard for which Borrower generated such Rents.

4.       REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lender as of the date hereof that except to the extent (if any) disclosed on Schedule 7 with reference to a specific Section of this Article 4:

         4.1 ORGANIZATION: SPECIAL PURPOSE. Each Borrower and Borrower Representative has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to own or, as applicable, lease, its properties and to transact the business in which it is now engaged. Each Borrower and Borrower Representative is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Each Borrower and Borrower Representative is a Special Purpose Bankruptcy Remote Entity.

         4.2 PROCEEDINGS: ENFORCEABILITY. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by each Borrower that is a party to such Loan Documents and constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity (whether applied in a proceeding of law or equity), and Lender shall be entitled to the benefits of and security provided for in the Loan Documents. The Loan Documents are not subject to, and no Borrower has asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury.

         4.3 NO CONFLICTS. The execution, delivery and performance of the Loan Documents by Borrowers and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to ~ the Loan Documents) upon any of the property of any Borrower pursuant to the terms of, any agreement or instrument to which any Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its properties. No Borrower's rights under the Licenses, the Franchise Agreements and the Management Agreements will be adversely affected by the execution and delivery of the Loan Documents, any Borrower's performance thereunder, the recordation of the Mortgages, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of the Loan Documents has been obtained and is in full force and effect.

         4.4 LITIGATION. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrowers' knowledge, threatened against or affecting any Borrower, Borrower Representative, the Manager or any Property, which, if adversely determined, might materially adversely affect the condition (financial. or otherwise) or business of any Borrower, Borrower Representative, Manager or the condition or ownership of any Property.

         4.5 AGREEMENTS. No Borrower is a party to any agreement or instrument, or subject to any restriction, which might materially and adversely affect any Borrower or any Property, or any Borrower's business, properties, operations or condition, financial or otherwise (assuming such Borrower performs its obligations thereunder). No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or any Property is bound.

         4.6 TITLE. Borrowers have good and marketable title in fee to the real property (and good and marketable leasehold title to the leasehold estate created by the Ground Lease) and good title to the balance of the Properties, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of each Property to a Borrower have been paid. The Mortgages when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrowers' interest (or the leasehold interest with respect to the Property affected by the Ground Lease) in the Properties and (valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) (to the extent that a security interest can be perfected by the filing of a UCC Financing Statement), ii) all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially adversely affect the value, operation or use of any Property, or Borrowers' ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrowers' best knowledge, is contemplated with respect to all or part of any Property or for the relocation of roadways providing access to any Property. There are no claims for payment for work, labor or materials affecting any Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of any Property. To Borrowers' best knowledge, the survey for each Property heretofore delivered to Lender by such Borrower does not fail to reflect any material matter affecting such Property or the title thereto. All of the Improvements included in determining the appraised value of each Property he wholly within the boundaries and building restriction lines of such Property, and no improvement on an adjoining property encroaches upon such Property, and no easement or other encumbrance upon such Property encroaches upon any of the Improvements, except those insured against by the title insurance policy insuring the Liens of the Mortgages. Each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, or any contemplated improvements to any Property that may result in such special or other assessments.

         4.7 NO BANKRUPTCY FILING. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a "BANKRUPTCY PROCEEDING"), and Borrowers have no knowledge of any Person contemplating the filing of any such petition against any Borrower. In addition, neither any Borrower nor Borrower Representative nor any principal nor Affiliate of any Borrower or Borrower Representative has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

         4.8 FULL AND ACCURATE DISCLOSURE. No statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, might adversely affect, any Property or the business, operations or condition (financial or otherwise) of any Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers and the Properties (i) fairly represent the financial condition of each Borrower and each Property as of the date of such reports, and (ii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein or otherwise disclosed in writing to Lender. No Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower or any Property from that set forth in said financial statements.

         4.9 NO PLAN ASSETS. No Borrower is an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

         4.10 COMPLIANCE. Except as previously disclosed in writing by the applicable Borrower to Lender (or NACC), each Borrower and each Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). No Borrower is in default or violation of any order, writ injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Borrower. Each Property is used exclusively as a hotel and other appurtenant and related uses. Except as previously disclosed in writing to Lender, in the event that all or any part of the Improvements at any Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrowers, threatened challenging the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property. All certifications, permits, licenses and approvals, including liquor licenses, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Properties (collectively, the "LICENSES"), have been obtained and are in full force and effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

         4.11 CONTRACTS. All service, maintenance or repair contracts affecting any Property have been entered into at arms-length in the ordinary course of the business of the Borrower which owns such Property and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

         4.12 FEDERAL RESERVE REGULATIONS: INVESTMENT COMPANY ACT. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by applicable Legal Requirements or any Loan Document. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a

"holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         4.13 UTILITIES AND PUBLIC ACCESS. Each Property has rights of access to public ways and, to Borrowers' best knowledge, is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid easement Ali roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

         4.14 PHYSICAL CONDITION. Each Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects (ordinary wear and tear excepted) and in compliance under the applicable Franchise Agreements; there exists no structural or other material defect or damages to any Property, whether latent or otherwise. No Borrower has received notice from any insurance company or bonding company of any defect or inadequacy in any Property, or any part thereof, winch would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

         4.15 LEASES. Borrowers have delivered to Lender a true, correct and complete rent roll for the Properties (the "RENT ROLL"), which includes all commercial Leases affecting the Properties. Except as set forth on the Rent
Roil: (i) each commercial Lease is in full force and effect; (ii) the tenants under the commercial Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under such Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the commercial
Leases have been paid and no portion thereof has been paid for any period more than 30 days in advance; (iv) the rent payable under each commercial Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any commercial Lease which remains outstanding, there are no defaults on the part of the landlord under any commercial Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrowers' best knowledge, there is no present material default by the tenant under any commercial Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.6; (viii) the applicable Borrower is the sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of such Borrower and the applicable tenant thereunder, (x) no Person has any possessory interest in, or night to occupy, any Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.

         4.16 FRAUDULENT TRANSFER. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrowers' assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrowers' total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Each Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, and does not believe that it will incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

         4.17 OWNERSHIP OF BORROWER. The sole managing member of Impac II is the Impac: II Borrower Representative and the sole managing member of Impac III is the Impac III Borrower Representative. Impac Hotel Group is the owner of all of the issued and outstanding capital stock of each Borrower Representative, all of which capital stock has been validly issued and fully paid and is nonassessable. The only other member of Impac II is Impac Hotel Group and the only other member of Impac III is Impac Holdings III, L.L.C., a Georgia limited liability company, whose sole member is Impac Hotel Group. The stock of each Borrower Representative and the membership interests in each Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. No Borrower has any obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 8 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in each Borrower.

         4.18 MANAGEMENT AGREEMENTS. Borrower has provided true and complete copies of each Management Agreement to Lender (or to NACC). The Management Agreements are in full force and effect. With respect to each Management Agreement, there is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

         4.19 HAZARDOUS SUBSTANCES. Except as otherwise disclosed in the environmental reports delivered by Borrowers to Lender (or NACC) with respect to the Properties, (i) to Borrowers' best knowledge, no Property is in violation in any material respect of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "ENVIRONMENTAL LAWS"); (ii) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or, to Borrowers' best knowledge, inquiry, investigation or claim relating to hazardous and/or toxic substances, or any other substances or materials which are listed pursuant to or regulated by Environmental Laws (collectively, "HAZARDOUS SUBSTANCES"); (iii) to the best of each Borrower's knowledge, no Hazardous Substances are or have been (including the period prior to such Borrower's acquisition of its Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property, except to the extent commonly used in the day-to-day operation and/or maintenance of such Property and in such case substantially in compliance with all Environmental Laws; (iv) to the best of each Borrower's knowledge, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; (v) to the best of each Borrower's knowledge, no underground storage tanks exist on any Property and no Property has ever been used as a landfill; and (vi) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower which have not been provided to Lender.

         4.20 NAME: PRINCIPAL PLACE OF BUSINESS. No Borrower uses or will use any trade name or has done or will not do business under any name other than its actual name set forth herein or the name of the hotel operated at each Property. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1, and no Borrower has any other place of business other than the Properties.

         4.21 OTHER DEBT. There is no indebtedness with respect to any Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

         4.22 FRANCHISE AGREEMENTS. Each of the Franchise Agreement is in full force and effect, there is no default, breach or violation existing thereunder by either party thereto, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by either party thereunder.

         4.23 GROUND LEASE. The Ground Lease is in full force and effect and has not been modified or amended without the prior written consent of Lender (or
NACC). There are no defaults under the Ground Lease and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default under the Ground Lease. All rents, additional rents and other sums due and payable under the Ground Lease have been paid in full. Neither Borrowers nor the landlord under the Ground Lease has commenced any action or given or received any notice for the purpose of terminating the Ground Lease.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that Borrowers' liabilities set forth herein relating to the breach of any of the representations, warranties and covenants set forth in Section 4.19 shall survive in perpetuity.

5.       COVENANTS

Until the end of the Term, Borrowers hereby covenant and agree with Lender that:

         5.1 EXISTENCE. Each Borrower and Borrower Representative shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and material rights and franchises, (ii) continue to engage in the line of business presently conducted by it (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property owned by it.

         5.2      TAXES. Subject to the further provisions of this Section
5.2, each Borrower shall pay all Taxes relating to its Properties as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes have been so paid no later than 30 days before they would be delinquent if not paid (provided, however, that Borrowers need not pay such Taxes nor furnish such receipts for payment of Taxes to the extent paid by Lender pursuant to Section 3.2). Each Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against any of its Properties other than Permitted Encumbrances, and shall promptly pay for all utility services provided to any such Property. After prior notice to Lender, any Borrower, at its own expense, may contest by appropriate legal proceeding, timely initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes levied against it or its Properties, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes,
(iii) such proceeding shall not violate the provisions of any other instrument to which any Borrower is subject, (iv) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost if such Borrower pays the amount or satisfies the condition being contested, and such Borrower would have the opportunity to so pay or satisfy if such Borrower fails to prevail in the contest, (v) such Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes, together with all interest and penalties thereon, which shall not exceed 125% of the Taxes and Other Charges being contested, and (vi) such Borrower shall promptly upon final determination thereof pay the amount of such Taxes, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

         5.3      REPAIRS, MAINTENANCE AND COMPLIANCE: ALTERATIONS.

                  5.3.1 REPAIRS: MAINTENANCE AND COMPLIANCE. Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.3.2 and normal replacement of equipment with Equipment of equivalent value and functionality). Borrowers shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrowers shall notify Lender in writing within three Business Days after any Borrower first receives notice of any such non-compliance. Borrowers shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

                  5.3.2 ALTERATIONS. Any Borrower may, without Lender's consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect any Borrower's financial condition or the value or Net Operating Income of any Property and
(iii) are in the ordinary course of such Borrower's business. No Borrower shall perform any Material Alteration with" Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrowers shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and the applicable Franchise Agreement and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld, delayed or conditioned), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of hen and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrowers shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.3.2.

         5.4 PERFORMANCE OF OTHER AGREEMENTS. Each Borrower shall observe and perform each and every term to be observed or performed by such Borrower pursuant to the terms of any agreement or instrument affecting or pertaining to any Property to which it is a party or by which it is bound, including the Loan Documents.

         5.5 COOPERATE IN LEGAL PROCEEDINGS. Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option and subject to any restrictions imposed by applicable law, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document

         5.6 FURTHER ASSURANCES. Borrowers shall, at Borrowers' sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender's request therefor given from time to time during the continuance of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and Borrower Representative and (b) searches of title to one or more of the Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

         5.7      ENVIRONMENTAL MATTERS.

                  5.7.1 HAZARDOUS SUBSTANCES. So long as one or more Borrowers own or are in possession of one or more of the Properties, each such Borrower shall (i) keep the Property owned or possessed by it free from Hazardous Substances, except to the extent commonly used in the day-to-day operation and/or maintenance of the Properties and in compliance with all Environmental Laws, (ii) promptly notify Lender if such Borrower shall become aware or shall receive actual notice that (A) any Hazardous Substance in excess of quantities permitted under applicable law is on or near such Property, (B) such Property is in violation of any Environmental Laws or (C) any condition on or near such Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("LENDER'S CONSULTANT")), promptly after such Borrower becomes aware of same, at Borrowers' sole expense. Nothing herein shall prevent such Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

                  5.7.2    ENVIRONMENTAL MONITORING.

                  (a) Borrowers shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance in excess of quantities permitted under applicable law on, under, from or about any Property,
(d) all claims made or threatened by any third party (including any Governmental Authority) against any Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrowers shall permit Lender to Join and participate in, as a parry if it so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith (subject to such Borrower's right, if any, to recover such expenses from any third-party (other than Lender)).

                  (b) Upon Lender's request, at any time and from time to time, Borrowers shall provide an inspection or audit of one or more Properties designated by Lender prepared by a licensed hydrogeologist licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or, subject to the rights of any third-party, near such Property or Properties, and if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrowers. Such inspections and audit may include soil borings and ground water monitoring. If Borrowers fad to order any such inspection or audit within 30 days after such request, Lender may order same, and Borrowers hereby grant to Lender and its employees and agents access to the Properties and a license to undertake such inspection or audit provided that such inspections and audit shall be conducted in a manner calculated to minimize interference with the operation of any such Property.

                  (c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the applicable Property by any Borrower, or presently exists or is reasonably suspected of existing, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at their expense upon request of Lender. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law ("REMEDIAL WORK"), Borrowers shall commence all such Remedial Work within 30 days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law). All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by the applicable Borrower, including Lender's reasonable attorneys' fees paid out-of-pocket disbursements incurred in connection with the monitoring or review of such Remedial Work. If such Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at such Borrower's expense. Notwithstanding the foregoing, no Borrower shall be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (z) if such Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrowers shall have the right to contest the need to perform such Remedial Work, provided that, (1) 1 -rowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work sending such proceedings, (2) neither any Property nor any part thereof or interest therein will be sold, forfeited or lost if a Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in contest such Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest be exposed to any risk of any civil liability for which Borrowers have not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither any Property nor any interest therein would be subject to the imposition of any Lien for which Borrowers have not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrowers' failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event more than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrowers' failure to prevail in such contest.

                  (d) No Borrower shall install or permit to be installed on any Property any underground storage tank.

         5.8 TITLE TO THE PROPERTIES. Borrowers will warrant and defend the title to the Properties, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons. Without Lender's prior written consent, no Borrower, shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any legal or beneficial ownership interest in any Borrower, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after any Borrower first receives notice of such Lien.

         5.9      LEASES.

                  5.9.1 GENERALLY. Upon request, Borrowers shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates for hotel properties similarly situated and shall be arm's length transactions with bona fide,. independent third-party tenants. Notwithstanding the foregoing, this Section 5.9.1 shall not apply to nightly rentals of individual hotel rooms or suites (as opposed to room or suite rentals on a bulk or commercial contract basis) at any Property in the ordinary course of Borrowers' business.

                  5.9.2 MATERIAL LEASES. No Borrower shall enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, delayed or conditioned. Prior to seeking Lender's consent to any Material Lease, Borrowers shall deliver to Lender a copy of such Lease. Lender shall approve or disapprove each lease for which Lender's approval is required under this Agreement within 10 Business Days of the submission by Borrowers to Lender of a written request for such approval, accompanied by a final copy of the Lease. If requested by Borrowers, Lender will grant conditional approvals of proposed Leases at any stage of the leasing process, from initial "term sheet" through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Lease if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Lease. Notwithstanding the foregoing, this
Section 5.9.2 shall not apply to nightly rentals of individual hotel rooms or suites (as opposed to room or suite rentals on a bulk or commercial contract basis) at any Property in the ordinary course of Borrowers' business.

         5.9.3 MINOR LEASES. Notwithstanding the provisions of Section 5.9.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases shall not be subject to the prior approval of Lender provided (i) the Lease as amended or modified or the renewal Lease is a Minor Lease and (ii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates for similar leases at similar properties, (b) shall provide for automatic self-operative subordination to the Mortgages and, at Lender's option, (x) attornment to Lender and (y) the unilateral right by Lender to subordinate the Liens of the Mortgages to the Lease, and (c) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Upon written request, Borrowers shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrowers' certification that it has satisfied all of the conditions of the preceding sentence within ten days after the execution of the Lease. Notwithstanding the foregoing, this Section
5.9.3 shall not apply to nightly rentals of individual hotel rooms or suites (as opposed to room or suite rentals on a bulk or commercial contract basis) at any Property in the ordinary course of Borrowers' business.

         5.9.4 ADDITIONAL COVENANTS WITH RESPECT TO LEASES. Each Borrower(i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Material Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that such Borrower shall send or receive under any Material Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld, delayed or conditioned, and (ix) shall not cancel or terminate any Material Lease or accept a surrender thereof without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, delayed or conditioned.

         5.10 ESTOPPEL STATEMENT. After request by Lender, Borrowers shall within ten (10) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

         5.11     PROPERTY MANAGEMENT.

                  5.11.1 MANAGEMENT AGREEMENT. Each Borrower shall (i) cause the Properties owned by it to be managed pursuant to the applicable Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under such Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under such Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by such Borrower under its Management Agreements; and (v) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants required to be performed and observed by Manager under such Management Agreement. Without Lender's prior written consent, no Borrower shall (a) surrender, terminate, cancel, extend or renew any Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.11.2); (b) reduce or consent to the reduction of the term of any Management Agreement; (c) increase or consent to the increase of the amount of any charges under any Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, any Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under any Management Agreement (or any successor management agreement) if such default permits the Manager to terminate such Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of a Borrower.

                  5.11.2 TERMINATION OF MANAGER. If (i) Borrowers fail to maintain a Debt Service Coverage Ratio of at least 1.15:1 or (ii) an Event of Default shall be continuing, or (iii) Manager is in default under any Management Agreement, Borrowers shall, at the request of Lender, terminate the Management

Agreements and replace Manager with a replacement manager acceptable to Lender in Lender's discretion and the applicable Rating Agencies on terms and conditions satisfactory to Lender and any applicable Rating Agencies (it being agreed that, subject to approval by any applicable Rating Agencies, Lender shall not unreasonably withhold, delay or condition its consent with respect to any replacement manager that is a nationally recognized management company of hotel properties) unless, in the case of the event described in clause (i) only, Borrowers shall prepay a portion of the unpaid Principal to a level such that the Debt Service Coverage Ratio of the unpaid Principal is restored to a level of not less than 1.40: 1. In making its decision to require the replacement of the Manager pursuant to clause (i) above, Lender will consider general economic conditions, relative performance of comparable properties and economic factors beyond the control of the Manager such as force majeure, and shall not require removal of the Manager if the reduction in such ratio to less than 1. 15:1 is due primarily to an overall decline in the hospitality industry in the particular markets (e.g., the effect of a natural disaster) in which the Properties are located or is due to specific economic conditions affecting the Properties and not within the Manager's control (e.g., the bankruptcy of a major contract customer). Borrowers' failure to appoint an acceptable manager within thirty (30) days after Lender's request of Borrowers to terminate the Management Agreements shall constitute an immediate Event of Default. Borrowers may from time to time appoint a successor manager to manage the Properties, which successor manager and Management Agreement shall be approved in writing by Lender in Lender's discretion and the applicable Rating Agencies.

         5.12 SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY. Each Borrower and Borrower Representative shall at all times be a Special Purpose Bankruptcy Remote Entity. A "Special Purpose Bankruptcy Remote Entity" shall have the meaning set forth on Schedule 9 hereto. Lender acknowledges and agrees that the existing Independent Directors of the Borrower Representatives, and the existing organizational documents of each Borrower and Borrower Representative, are acceptable to it.

         5.13 ASSUMPTION IN NON-CONSOLIDATION OPINION. Each Borrower and Borrower Representative shall conduct their business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrowers' counsel in connection with the Loan, shall be true and correct in all material respects.

         5.14 CHANGE IN BUSINESS OR OPERATION OF PROPERTIES. Borrowers shall not purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Properties as hotel properties or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to a Property or upon the sale of such Properties pursuant to Section 2.4).

         5.15 CERTAIN PROHIBITED ACTIONS. No Borrower shall directly or indirectly do any of the following: (i) change its principal place of business or chief executive office without giving Lender notice thereof within 30 days;
(ii) make any change, amendment or modification to its organizational documents, or otherwise take any action, which could result in such Borrower not being a Special Purpose Bankruptcy Remote Entity; (iii) cancel or otherwise forgive or release any claim or debt owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business in its reasonable judgment; (iv) create, incur or assume any indebtedness other than the Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property owned by it which do not exceed, at any time, a maximum amount of 3% of the original amount of the Principal and are paid within sixty (60) days of the date incurred (collectively, "PERMITTED INDEBTEDNESS") (V) Transfer any License required for the operation of the Property owned by it, (other than in favor of Lender pursuant to the Loan Documents); or (vi) maintain, sponsor, contribute to or become OBLIGATED TO CONTRIBUTE to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of such Borrower to become "plan assets," whether by operation of law or under regulations promulgated under ERISA.

         5.16 PROHIBITED TRANSFERS. No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.

         5.17 EXPENSES Subject to the limitations contained in the last sentence of Section 9.1.1 with respect to Secondary Market Transactions, Borrowers shall reimburse Lender upon receipt of notice for all reasonable documented out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) Borrowers' and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements;
(iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Properties and the Cash Management Accounts (including fees and expenses for title and Hen searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting one or more Borrowers, the Loan Documents, one or more of the Properties, or any other security given for the Loan; (viii) fees charged by Rating Agencies in connection with the Loan or any modification thereof and (ix) enforcing any obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrowers within fifteen (15) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to any Borrower. The obligations and liabilities of Borrowers under this Section 5.17 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

         5.18 INDEMNITY. Borrowers shall defend (with counsel satisfactory to Lender), indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "INDEMNIFIED PARTY"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "INDEMNIFIED LIABILITIES") in any manner, which may arise in connection with (i) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan;
(iii) any information provided by or on behalf of any Borrower; (iv) ownership of any Mortgage, any Property or any interest therein, or receipt of any Rents;
(v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) any failure of any Property to comply with any Legal Requirement (excluding any Environmental Laws, which is covered by the Environmental Indemnity Agreements); (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and, if not paid within 30 days of demand, shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrowers under this Section 5.18 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

         5.19 FRANCHISE AGREEMENTS. Each Borrower shall (i) cause the hotels located on its Properties to be operated pursuant to the applicable Franchise Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the applicable Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under any Franchise Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreements; and (v) promptly enforce in accordance with commercially reasonable practices the performance and observance of all of the material covenants required to be performed and observed by the franchisor under the Franchise Agreements. Without Lender's prior consent, no Borrower shall (i) surrender, terminate or cancel any Franchise Agreement; (ii) reduce or consent to the reduction of the term of any Franchise Agreement; (iii) increase or consent to the increase of the amount of any charges under any Franchise Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Franchise Agreement or (v) suffer or permit the occurrence of continuance a default beyond any applicable cure period under any Franchise Agreement (or any successor franchise agreement) if such default permits the franchisor to terminate or cancel such Franchise Agreement (or any successor franchise agreement).

6.       NOTICES AND REPORTING.

         6.1 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "NOTICE") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: The Capital Company of America LLC, Two World Financial Center, Building B, New York, New York 10281; Attention:
Stephen Yankauer, Telecopier (212) 667-1333 with copies to: Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022,
Attention: Stephen Gliatta, Telecopier: (212) 836-8689; if to Borrowers: c/o Lodgian, Inc., Two Live Oak Center, Suite 700, 3445 Peachtree Road, N.E., Atlanta, Georgia 30326, Attention: Vice President-Legal Affairs, Telecopier:
(404) 365-4009, with a copy to: Powell, Goldstein, Frazer & Murphy LLP, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention:
Robert Lewinson, Esq., Telecopier: (404) 572-6999. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or in the case of a facsimile transmission, upon confirmation of receipt by facsimile answer back.

         6.2 BORROWER NOTICES AND DELIVERIES. Borrowers shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened in writing against any Borrower or Borrower Representative which might materially adversely affect any Borrower's or Borrower Representative's condition (financial or otherwise) or business or any Property; (ii) any material adverse change in any Borrower's or Borrower Representative's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which any Borrower has knowledge; and (b) furnish and provide to Lender; (i) any Securities and Exchange Commission or other public filings (including all registration statements, regular periodic reports, 10K's, 10Q's), if any, of any Borrower, Borrower Representative, Manager, or any Affiliate of any of the foregoing (including Lodgian and Impac Hotel Group) promptly upon their becoming available, and commencing with the first quarter of 2001, shall cause such filings to be filed when due, and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements in Borrowers' possession or control, reasonably requested, from time to time, by Lender with respect to the Properties. In addition, after request by Lender (but no more frequently than twice in any year), Borrowers shall use its commercially reasonable best efforts to obtain and furnish to Lender within 30 days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant under a Material Lease at each Property in form and substance reasonably satisfactory to Lender.

         6.3      FINANCIAL REPORTING.

                  6.3.1 BOOKKEEPING. Each Borrower shall keep on a fiscal year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Properties owned by such Borrower, whether such income or expense is realized by such Borrower, Manager or any Affiliate of such Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of such Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest; otherwise, such costs shall be borne by Lender.

                  6.3.2 FINANCIAL STATEMENTS; REPORTS. Each Borrower shall furnish to Lender the following:

                           (i)      not later than 90 days after the end of each
fiscal year, financial statements pertaining to each Borrower and to each Property for such year, including statement of operations (profit and loss), balance sheet and statement of cash flows, a calculation of Net Operating Income, rent roll and occupancy statistics, and such other information or reports as may be reasonably requested by Lender (or any Rating Agency), prepared in accordance with GAAP, which upon the reasonable request of the Lender, to be made at least 90 days prior to the end of the Borrowers' fiscal year, shall be audited by a "Big Five" accounting firms or another accounting firm reasonably acceptable to the Lender, provided, however, that until the occurrence of a Secondary Market Transaction such financial statements shall be provided on an unaudited basis within 45 days after the end of the fiscal year.

                           (ii)     not later than 30 days after the end of each
month and 45 days after each fiscal quarter, unaudited financial statements pertaining to each Borrower and each Property as of the end of each month and fiscal quarter (including the same information described in clause (1)), prepared in accordance with GAAP, (on an accrual basis with a cash reconciliation of expenses) certified by an Officer's Certificate of a senior executive of the applicable Borrower Representative that such statements fairly reflect the financial condition and operations for relevant period of each Borrower and each Property in accordance with GAAP, consistently applied.

                           (iii)    an Officer's Certificate to the Lender
within 45 days after the end of each fiscal year stating whether or not the signer thereof knows of any Default or Event of Default.

                           (iv)     copies of all reports from the franchisors
of the Properties, Smith Travel Service, and any other organization (such as AAA or Mobil) rating any of the Properties.

                  6.3.3 OTHER REPORTS. Each Borrower shall furnish to Lender, within ten (10) business Days after request, such further detailed information with respect to the operation of the Property owned by such Borrower and the financial affairs of such Borrower, Borrower Representative or Manager as may be reasonably requested by Lender or any applicable Rating Agency.

                  6.3.4 ANNUAL BUDGET. Each Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender by December 1 of each year (for approval by Lender after the occurrence and during the continuance of an Event of Default (but otherwise for informational purposes only), which approval shall not be unreasonably withheld, delayed or conditioned), a proposed pro forma budget for each Property owned by such Borrower for the succeeding calendar year (the "ANNUAL BUDGET"), and, promptly after preparation thereof, any revisions to such Annual Budget. Lender's failure to approve or disapprove any Annual Budget or revision within 30 days after Lender's receipt thereof shall be deemed to constitute Lender's approval thereof. The Annual Budget shall consist of (i) an operating expense budget (the "OPERATING BUDGET") showing, on a month-by-month basis, in reasonable detail, each line item of such Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder, and (ii) a Capital Expense budget (the "CAPITAL BUDGET") showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses.

                  6.3.5 HOTEL ACCOUNTING. All monthly and other operating statements to be delivered by Borrowers hereunder shall be (and all accompanying Officer's Certificates shall state that they have been) prepared based upon the Uniform System of Accounts for Hotels, current edition.

7.       INSURANCE; CASUALTY; AND CONDEMNATION

         7.1      INSURANCE.

                  7.1.1 COVERAGE. Each Borrower, at its sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain during the Term the following policies of insurance with respect to the Property owned by such Borrower:

                  (a) Property insurance insuring against loss or damage by standard, "all-risk" perils, which shall (i) be in an amount equal to the greatest of (A) the then full replacement cost of such Property without deduction for physical depreciation, (B) 125% of the Allocated Loan Amount for such Property, and (C) such amount as is necessary so that the insurer would not deem such Borrower a co-insurer under such policies, (ii) have deductibles no greater than the lesser of $ 100,000 or 5% of Net Operating Income per occurrence, (iii) be paid annually in advance and (iv) contain a "Replacement Cost Endorsement" with a waiver of depreciation.

                  (b) Flood insurance if any part of such Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, in an amount at least equal to the lesser of:
(i) the greater of (A) the then full replacement cost of such Property without deduction for physical depreciation and (B) 125% of the Allocated Loan amount for such Property and (ii) the maximum limit of coverage available with respect to such Property.

                  (c) Commercial general public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year; together with at least $10,000,000 excess and/or umbrella liability insurance for any and all claims, including all legal liability imposed upon such Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of such Property.

                  (d) Rental loss and/or business interruption insurance in an amount equal to the greater of (i) the estimated Rents for the next succeeding 18-month period or (ii) the projected operating expenses, Capital Expenses and Debt Service for such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents or operating expenses and Debt Service increase.

                  (e) Insurance against loss or damage from (i) leakage of sprinkler systems and (ii) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and Equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions), in an amount at least equal to $2,000,000 or such higher amount Lender may reasonably require at any time.

                  (f) Worker's compensation insurance with respect to any employees of such Borrower, as required by any Legal Requirement.

                  (g) During any period of repair or restoration, builder's "all-risk" insurance in an amount equal to not less than the full insurable value of such Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

                  (h) Coverage to compensate for the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

                  (i) Such other insurance (including environmental liability insurance, earthquake insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

                  7.1.2 POLICIES. All policies of insurance (the "POLICIES") required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of "AA" or better by S&P (and the equivalent by any other Rating Agency) and a rating of A:VII or better in the current Best's Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance) or an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Lender Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be collaterally assigned and the originals thereof delivered to Lender, to the extent previously assigned and delivered to Lender pursuant to the "Mortgages" (as defined in the Impac II Loan Agreement and the Impac III Loan Agreement); (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither any Borrower, Lender nor any other party shall be a co-insurer under the Policies and that Lender shall receive at least 30 days' prior written notice of any modification, reduction or cancellation of any of the Policies; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrowers shall pay the premiums for such Policies (the "INSURANCE PREMIUMS") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender (provided, however, that Borrowers need not pay such Insurance Premiums nor furnish such receipts for payment of Insurance Premiums to the extent paid by Lender pursuant to Section 3.2). If Borrowers do not furnish such evidence and receipts at least 5 days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Within 30 days after request by Lender, Borrowers shall deliver to Lender a certified copy of each Policy. Within 30 days after request by Lender,

Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

         7.2      CASUALTY.

                  7.2.1 NOTICE; RESTORATION. If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

                  7.2.2 SETTLEMENT OF PROCEEDS. If a Casualty covered by any of the Policies (an "INSURED CASUALTY") occurs where the loss does not exceed 5% of the Allocated Loan Amount of the affected Property, provided no Default or Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the "PROCEEDS"). In the event of an Insured Casualty where the loss equals or exceeds 5% of the Allocated Loan Amount of the affected Property (a "SIGNIFICANT CASUALTY"), Lender may, in its sole discretion, participate in the settlement and adjustment of any claim with Borrower, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender upon demand.

         7.3      CONDEMNATION.

                  7.3.1 NOTICE; RESTORATION. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a "CONDEMNATION") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

                  7.3.2 COLLECTION OF AWARD. Lender is hereby irrevocably appointed as each Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "AWARD") and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrowers shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

         7.4      APPLICATION OF PROCEEDS OR AWARD.

                  7.4.1 APPLICATION TO RESTORATION. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the Allocated Loan Amount for the affected Property, (ii) in the reasonable judgment of Lender, the affected Property can be restored within six months prior to the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the affected Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and
(iii) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding the affected Property (the "RESTORATION"), in the manner set forth herein. Borrowers shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrowers shall pay (and if required by Lender, Borrowers shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents for such Property will be at least equal to the sum of the operating expenses and Debt Service for such Property, as reasonably determined by Lender.

                  7.4.2 APPLICATION TO DEBT. Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrowers for the cost of any Restoration, in the manner set forth in Section 7.4.3.

                  7.4.3 PROCEDURE FOR APPLICATION TO RESTORATION. If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration,
(ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration, (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender's discretion, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrowers' expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed 90% of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to the applicable Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to the applicable Borrower.

8.       DEFAULTS

         8.1 EVENTS OF DEFAULT. An "Event of Default" shall exist with respect to the Loan if any of the following shall occur:

                  (a) any portion of the Debt is not paid when due (including any amount due under Section 2.3.2(b)) or any other amount under
Section 3.9(a)(i) through (vii) is not paid in full on each Payment Date (unless sufficient funds are available in the relevant Subaccount on the applicable date);

                  (b) any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.2), subject to Borrowers' right to contest Taxes in accordance with Section 5.2;

                  (c) the Policies are not kept in full force and effect, or are not delivered to Lender upon request as herein provided;

                  (d)      a Transfer other than a Permitted Transfer occurs;

                  (e) any representation or warranty made by any Borrower or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower in connection with any Loan Document, shall be false or misleading as of the date the representation or warranty was made in any respect that may have a Material Adverse Effect;

                  (f) any Borrower or Borrower Representative shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

                  (g) a receiver, liquidator or trustee shall be appointed for any Borrower or Borrower Representative; or any Borrower or Borrower Representative shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower or Borrower Representative, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower or Borrower Representative shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower or any Borrower Representative, as the case may be, only upon the same not being discharged, stayed or dismissed within 60 days;

                  (h) any Borrower breaches any covenant contained in Sections 5.11.1 (a) - (f), 5.12, 5.14 or 5.15;

                  (i) except as expressly permitted hereunder, the actual alteration, improvement, demolition or removal of all or any material portion of any of the Improvements without the prior written consent of Lender;

                  (j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

                  (k) any Borrower shall be in default under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace and/or cure period has expired;

                  (l) a default has occurred and continues beyond any applicable cure period under any Franchise Agreement (or any successor franchise agreement) if such default permits the franchisor to terminate or cancel such Franchise Agreement (or any successor franchise agreement);

                  (m) Borrowers shall fail to pay before the expiration of any applicable notice and grace periods, any rent, additional rent or other charge payable under the Ground Lease; or Borrowers shall default in the observance or performance of any other term, covenant or condition of the Ground Lease and such default is not cured prior to the expiration of any applicable grace period provided therein; or any event shall occur that would cause the Ground Lease to terminate without notice or action by the landlord thereunder or would entitle such landlord to terminate the Ground Lease and the term thereof by giving notice to a Borrower; or the leasehold estate created by the Ground Lease shall be surrendered or the Ground Lease shall be terminated or canceled for any reason or under any circumstance whatsoever; or any term of the Ground Lease shall be modified or supplemented without Lender's consent;

                  (n) any statement, representation or warranty set forth in any of the Certificates as such term is defined in the substantive non-consolidation opinion delivered by Borrower's counsel in connection with the Loan, shall be untrue or incorrect on the date hereof or shall become untrue or incorrect as of any date subsequent to the date when made and the circumstances or facts causing such statement, representation or warranty to be untrue or incorrect shall not have been changed, or caused to be changed by the applicable Borrower within thirty (30) calendar days after notice thereof by Lender to Borrower requiring the same to be remedied; provide, however, that it shall not be an Event of Default if such circumstances or facts can be changed, but not reasonably capable of being changed within such thirty (30) day period and the applicable Borrower shall have commenced to change such circumstances or facts within such thirty (30) day period and thereafter shall diligently pursue such change to completion, but in no event later than ninety (90) days after the date on which the applicable Borrower received such notice from Lender;

                  (o) the ownership, operation or management, either directly or indirectly, of any hotel, motel, inn, or other lodging facility by Impac Hotel Group, Lodgian, any Affiliate of any Borrower or Impac Hotel Group or Lodgian if, in Lender's reasonable discretion, the same is in direct competition with any Property (i.e. such lodging facility is substantially similar to such Property with respect to level of services provided, market segment and price point) and as a result of such competition there will be a material adverse effect on the financial performance of such Property, or competitive with or is likely to have an adverse effect on room occupancy or daily average rate for any Property; or

                  (p) any Borrower shall continue to be in default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrowers from Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrowers shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such default, such additional period not to exceed 90 days.

         8.2      REMEDIES.

                  8.2.1 ACCELERATION. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against any or all Borrowers and in and to the Properties; including declaring the Debt to be immediately due and payable (including unpaid interest), Default Rate interest and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

                  8.2.2 REMEDIES CUMULATIVE. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part of any Property, in its discretion.

                  8.2.3 SEVERANCE. In connection with the exercise of any remedies by Lender after an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof, provided that (i) except as to the loan amount and the removal of any cross-collateralization provisions, such documents shall be substantially identical to the Loan Documents and (ii) such power-of-attorney will not be exercised by Lender unless a Borrower has failed to execute and deliver such documents within five (5) Business Days after written request by Lender.

                  8.2.4 DELAY. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage to the extent necessary to foreclose on all or less than all or less than all of any portion of any Property, the Rents, the Cash Management Accounts or any other collateral.

                  8.2.5 LENDER'S RIGHT TO PERFORM. If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrowers' receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.

9.       SPECIAL PROVISIONS

         9.1      SALE OF NOTE AND SECONDARY MARKET TRANSACTION.

                  9.1.1 COOPERATION. Borrowers shall, at the request of Lender, in connection with one or more sales or assignments of the Note or participations therein or securitizations of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Note and the Mortgages (each such sale, assignment, participation and/or securitization, a "SECONDARY MARKET TRANSACTION"): (a) (i) provide such financial and other information with respect to the Properties, Borrowers and their Affiliates, Manager and any tenants of the Properties, (ii) provide business plans and budgets relating to the Properties and (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Properties, as may be reasonably requested from time to time by Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this paragraph (a) being called the "PROVIDED INFORMATION"), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies; (b) at Borrowers' expense, cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Properties, Borrowers and their Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and the Rating Agencies; (c) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Properties, Borrowers and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (d) provide current certificates of good standing and qualification with respect to Borrowers and each Borrower Representative from appropriate Governmental Authorities; and (e) execute such amendments to the Loan Documents and Borrowers' organizational documents, as may be requested by Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (e) shall result in a material economic change in the transaction. Borrowers shall pay, or reimburse Lender for, 50% of all reasonable third party costs and expenses incurred by Lender in connection with a Secondary Market Transaction; provided, however, that Borrower's costs, together with all other costs incurred by Borrowers under this Section 9.1.1, shall not exceed 0.40% of the outstanding Principal that is the subject of such Secondary Market Transaction.

                  9.1.2 USE OF INFORMATION. Borrowers understand that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the
"EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrowers shall (subject to the cap referred to in the last sentence of Section 9.1.1) cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrowers, Manager and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

                  9.1.3 BORROWER OBLIGATIONS REGARDING DISCLOSURE DOCUMENTS AND FILINGS. In connection with a Disclosure Document, including with respect to filings under the Exchange Act, Borrowers shall: (a) if requested by Lender, certify in writing that Borrowers have carefully examined those portions of such Disclosure Document, pertaining to Borrowers, the Properties, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the "UNDERWRITERS") retained by Lender or its issuing company affiliate (the "ISSUER") in connection with a Secondary Market Transaction, (ii) Lender and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the "REGISTRATION STATEMENT"), and each of the Issuer's directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the "CCA GROUP"), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act AND SECTION 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (the "LIABILITIES") TO which Lender, the CCA Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrowers, Manager, the Properties or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading; provided, however, that Borrowers shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrowers identified to Lender in writing at the time of Borrowers' examination of such Disclosure Document.

                  9.1.4 INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under Section 9.1.3 of notice of the commencement of any action for which a claim for indemnification is to be made against Borrowers, such indemnified party shall notify Borrowers in writing of such commencement, but the omission to so notify Borrowers will not relieve Borrowers from any liability that they may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrowers. If any action is brought against any indemnified party, and it notifies Borrowers of the commencement thereof, Borrowers will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its reasonable discretion. After notice from Borrowers to such indemnified party under this
Section 9.1.4, Borrowers shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrowers and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrowers, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrowers shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party. Unless they shall have reasonably concluded that there are defenses available to one or more indemnified parties that are not available to others and have so informed Borrowers in writing, the indemnified parties, as a group, shall only be entitled to require Borrowers to pay the fees and expenses of one law firm.

                  9.1.5 CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.1.3 is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3, Borrowers shall contribute to the amount paid or payable by the indemnified parry as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the CCA Group's and Borrowers' relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

                  9.1.6 RATING SURVEILLANCE. Lender will retain the Rating Agencies to provide rating surveillance services on Securities. The pro rata expenses of such surveillance will be paid for by Borrowers based on the applicable percentage of such expenses determined by dividing the then outstanding Principal by the then aggregate outstanding amount of the pool created in the Secondary Market Transaction which includes the Loan.

                  9.1.7 SEVERANCE DOCUMENTATION. Within 10 days after request by Lender, Borrowers shall execute and deliver such documentation as Lender may reasonably request (including substitute or replacement notes and mortgages) to effectuate a severance of the Loan into two loans (the "SEVERED LOANS"), one of which may be subordinate to the other. The Severed Loans shall have an aggregate principal amount equal to the then principal amount of the Loan, and shall, when taken together, provide for a rate of interest, debt service payments and other economic terms which are the same as the rate of interest, debt service payments and other economic terms of the Loan, and shall, to greatest extent practicable, have terms that are otherwise the same as those contained in the Loan Documents. Borrowers shall (subject to the cap referred to in the last sentence of Section 9.1.1) cooperate with Lender in all respects to enable Lender to effect such severance of the Loan, including, if requested by Lender, delivering to Lender updated opinions and other documentation similar to that delivered by Borrowers in connection with the closing of the Loan and assisting Lender in obtaining any modifications or updates to its title insurance (provided that Borrower shall have no obligation to incur any additional title insurance premiums or other title charges in connection therewith).

10.      MISCELLANEOUS

         10.1 EXCULPATION. Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against a Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under any Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder, (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by any Mortgage or to exercise its remedies against all or any of the Properties; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage, cost expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following: (a) fraud or intentional misrepresentation by any Borrower or any guarantor in connection with the Loan; (b) the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.19 and 5.7 and in the Environmental Indemnification Agreements; (c) physical waste or after an Event of Default the removal or disposal of any portion of any Property; (d) the misapplication or conversion by any Borrower of (x) any Proceeds paid by reason of any Insured Casualty, (y) any Award received in connection with a Condemnation, or (z) any Rents, refund of Taxes or amounts in any Subaccount (including any distributions or payments to members/partners/shareholders of any Borrower during a period which Lender did not receive the full amounts required to be paid to Lender under the Loan Documents); (e) any security deposits collected with respect to any Property which are not delivered to Lender upon a foreclosure of any Mortgage or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and (f) Borrowers' indemnifications of Lender set forth in Section 9.1.3.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that Borrower or any Person owning an interest (directly or indirectly) in Borrower commences any action, suit, claim, arbitration, governmental investigation or other proceeding (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to Borrower, or seeking to adjudicate Borrower a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower's debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for Borrower or for all or substantially all of Borrower's assets.

         10.2 BROKERS AND FINANCIAL ADVISORS. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

         10.3 RETENTION OF SERVICER. Lender reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrowers shall pay any reasonable fees and expenses of the Servicer in connection with a release of any Property, assumption or modification of the Loan, enforcement of the Loan Documents or any other action taken by Servicer hereunder on behalf of Lender. Upon the retention of any Servicer, Lender shall so notify Borrowers in writing.

         10.4 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrowers' covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

         10.5 LENDER'S DISCRETION. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically provided herein or in any other Loan Document) be in the sole discretion of Lender and shall be final and conclusive.

         10.6     GOVERNING LAW.

                  (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO ss. 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM AT 155 WASHINGTON

AVENUE, SECOND FLOOR, ALBANY, NEW YORK, NEW YORK 12210, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN
NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         10.7 MODIFICATION, WAVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

         10.8 TRIAL BY JURY. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY

EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

         10.9. HEADINGS/EXHIBITS. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules/Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

         10.10 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.11 PREFERENCES. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

        10.12 WAIVER OF NOTICE. No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

         10.13 REMEDIES OF BORROWER. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers' sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrowers' behalf.

         10.14 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

         10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against one or more Borrowers by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which one or more Borrowers may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by one or more Borrowers in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

         10.16 PUBLICITY. All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the CCA Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender. Lender shall have the right to issue any of the foregoing without any Borrower's approval.

         10.17 NO USURY. Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers' and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         10.18 CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

         10.19 NO THIRD PARTY BENEFICIARIES. Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

         10.20 CROSS DEFAULT; CROSS COLLATERALIZATION. Borrowers acknowledge that Lender has made the Loan to Borrowers upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. Borrowers agree that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note. Borrowers covenant and agree that in the case of an Event of Default (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets, sell the Properties or any portion thereof in any inverse order of alienation, or be subject to any "one action" or "election of remedies" law or rule, (iii) the exercise by the Lender of any remedies against any one Property or portion thereof will not impede the Lender from subsequently or simultaneously exercising remedies against any other Property(ies), and (iv) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and all Properties have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loan.

         10.21 ASSIGNMENT. The Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. No Borrower may assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

         10.22 JOINT AND SEVERAL. Each of the Borrowers shall be jointly and severally liable for payment of the Debt and performance of all other obligations of Borrowers (or any of them) under this Agreement or any other Loan Document.

         10.23 TERMINATION OF BUILDING LOAN AGREEMENTS. Each of the Building Loan Agreements (as defined in the Impac II Loan Agreement and the Impac III Loan Agreement) is hereby terminated and of no further force and effect and no Borrower shall have any further obligations or liabilities thereunder, except to the extent such obligations or liabilities survive the termination of such Building Loan Agreements, pursuant to the express terms thereof.

         10.24 REAFFIRMATION. Except as modified or terminated in connection with the execution and delivery of this Agreement each Borrower hereby ratifies and reaffirms the obligations, waivers, indemnities and covenants made under the "Transaction Documents" (as defined in Impac II Loan Agreement and the Impac III Loan Agreement) to which it is bound.

         10.25 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         10.26    SPLIT LOAN.

                  10.26.1 GENERALLY. At any time during the Term, the Loan shall, at the option of Lender, be split into two or more separate loans (each, a "SPLIT LOAN"), each of which will be evidenced by a separate note (each, a "SPLIT NOTE") and secured by Mortgages on one or more of the Properties, as designated by Lender (each such group of Properties being referred to herein as a "SPLIT PROPERTY GROUP"). The aggregate amount of the Split Loan shall be in the amount of the unpaid Principal as of the date that the Split Loan is effectuated (the "SPLIT LOAN DATE") and shall be allocated among the individual Split Loans based upon the relative Allocated Loan Amounts (as the same may be adjusted by Lender based upon the Adjusted Net Operating Income of each of the Properties included in the respective Split Property Groups for the 12 full months next preceding the Split Loan Date). The Properties to be included in each Split Property Group shall be subject to the mutual agreement of Borrowers and Lender. It is the intent of the parties that the consummation of the Split Property Groups, as contemplated herein, will not result in a change in economics (i.e., change in total payment obligations under the Loan) to Borrowers that would apply if the Split Property Group were not consummated.

                  10.26.2 ADDITIONAL BORROWER. On the Split Loan Date, each Split Property Group (with the exception of one Split Property Group, designated by Lender, which, unless requested by Borrowers to the contrary, shall not be conveyed, and shall continue to be owned by Borrowers) shall be conveyed to a separate newly organized limited liability company or corporation (each, an "ADDITIONAL BORROWER") which is a Special Purpose Bankruptcy Remote Entity, which has as its managing member (if applicable) a Special Purpose Bankruptcy Remote Entity which is an Affiliate of Impac Hotel Group, and which has as its only other member (or only shareholder) Impac Hotel Group.

                  10.26.3 DOCUMENTATION. To effect the Splitting of the Loan, on the Split Loan Date, Borrowers and each Additional Borrower and Lender will enter into such documentation as may be reasonably required by Lender, and Borrowers and each Additional Borrower shall take such actions and deliver such other documentation as Lender may reasonably require, including, without limitation, (i) the execution and delivery of new Loan Agreements covering each Split Loan, which shall be on substantially the same terms and conditions as the Loan Agreement; (ii) the issuance of the Split Notes, each in the principal amount of the applicable Split Loan (which Split Note shall be on the same terms and conditions as the Note); (iii) the execution and delivery of modifications of the Mortgages to provide that the Mortgages on each of the Properties in a Split Property Group will secure the applicable Split Note; (iv) the execution and delivery of new Assignments of Leases, Rents and Profits and other Loan Documents in respect of each Split Loan; (v) the creation of new Subaccounts for the Properties in each Split Pool Group (the "NEW ACCOUNTS") and the depositing into such New Accounts amounts in the Subaccounts that are allocable to the Properties in such Split Pool Group; (vi) the entering into of new Management Agreements between Borrowers and the Additional Borrowers, as applicable, and the Manager and new Subordination Agreements among Lender, Borrowers or the Additional Borrowers, as applicable, and the Manager, each on substantially the same terms and conditions as the existing Management Agreements and Subordination Agreements; (vii) the execution and delivery of such new, continuation and/or consolidated Uniform Commercial Code Financing Statements as Lender may reasonably require; (viii) if applicable, the assignment of all Franchise Agreements, Licenses, contracts and equipment leases, and other property rights relating to the Properties in each Split Property Group to the applicable Additional Borrower; (ix) the delivery to Lender of endorsements to its title policies or new policies covering the Split Property Groups, insuring the Mortgages on the Properties in each Split Property Group with the same prior of lien as in the policies received in respect of the initial closing of the same; with no other exceptions to title, and with such other endorsements as Lender may reasonably request, and (x) the delivery of such other documents and the taking of such other actions as Lender may reasonably require.

                  10.26.4 COSTS. Upon consummation of the pool splitting transaction contemplated herein, then on the Split Loan Date, Lender shall reimburse to Borrowers all incremental costs and expenses incurred by Borrowers or any Additional Borrower, Impac Hotel Group, or Lodgian in connection with consummating the Split Property Group transactions contemplated herein, including; without limitation, the following:

                  (a) The reasonable cost of formation of the Additional Borrowers, and if applicable, their managing members (including, without limitation, reasonable legal fees and expenses and filing fees);

                  (b) Transfer taxes paid in connection with the transfer of Split Property Groups to Additional Borrowers;

                  (c) The cost of issuing the title policies and/or endorsements referred to in Section 10.25.3 in excess of the cost of issuing the same in respect of Borrowers only, had ownership of all of the Properties remained in Borrowers; and

                  (d)      Rating Agency fees and expenses.


                  (Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                IMPAC HOTELS II, L.L.C., a Georgia limited liability company

                                By: Impac SPE #2, Inc., a Georgia corporation,
                                    its sole managing member


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                IMPAC HOTELS III, L.L.C., a Georgia limited liability company

                                By: Impac SPE #6, Inc., a Georgia corporation,
                                    its sole managing member

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                THE CAPITAL COMPANY OF AMERICA LLC

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE I

                           INDEX OF OTHER DEFINITIONS

"Annual Budget" - 6.3.4
"Applicable Taxes" - 2.2.3
"Award" - 7.3.2
"Bankruptcy Proceeding" - 4.7
"Capital Budget", - 6.3.4
"Capital Expense and FF&E Reserve Subaccount" - 3.3
"Cash Management Accounts" - 3.8
"Casualty" - 7.2.1
"Casualty/Condemnation Prepayment" - 2.3.2
"Casualty/Condemnation Subaccount" - 3.7
"CCA Group" - 9.1.3
"Clearing Account" - 3.1
"Clearing Bank" - 3.1
"Condemnation" - 7.3.1
"Deposit Account" - 3.1
"Disclosure Document" - 9.1.2
"Eligible Account" - Deposit Account Agreement
"Environmental Laws" - 4.19
"Equipment" - Mortgage
"Exchange Act" - 9.1.2
"Guarantor Material Adverse Event" - 2.3.2
"Hazardous Substances" - 4.19
"Improvements" - Mortgage
"Indemnified Liabilities" - 5.18
"Indemnified Party" - 5.18
"Insurance Premiums" - 7.1.2
"Insured Casualty"- 7.2.2
"Issuer" - 9.1.3
"Lender's Consultant" - 5.7.1
"Liabilities" - 9.1.3
"Licenses" - 4.10
"Loan" - 2.1
"Notice" - 6.1
"Operating Budget" - 6.3.4
"Operating Expense Subaccount" - 3.5
"Permitted Indebtedness" - 5.15


                                       1-1

"Permitted Investments" - Deposit Account Agreement
"Policies" - 7.1.2
"Principal" - 2.1
"Proceeds" - 7.2.2
"Provided Information" - 9.1.1
"Registration Statement" - 9.1.3
"Remedial Work" - 5.7.2
"Rent Roll" - 4.15
"Required Records" - 6.3.6
"Restoration" - 7.4.1
"Secondary Market Transaction" - 9.1.1
"Securities" - 9.1.1
"Securities Act" - 9.1.2
"Security Deposit Account" - 3.7
"Security Deposit Subaccount" - 3.7
"Severed Loans" - 9.1.8
"Significant Casualty" - 7.2.2
"Special Purpose Bankruptcy Remote Entity - 5.12
"Subaccounts" - 3.1
"Tax and Insurance Subaccount" - 3.2
"Underwriter Group" - 9.1.3
"Underwriters" - 9.1.3


                                      1-2

                                   SCHEDULE 2

                                 IMPAC II NOTES

1. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $6,489,309.07 (Clarksburg, WV).

2. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,257,083.66 (Morgantown, WV).

3. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $3,323,884.40 (Fairmont, WV).

4. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,918,487.35 (Florence, KY).

5. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $7,539,560.20 (Memphis, TN).

6. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels L.L.C. to Nomura Asset Capital Corporation in the principal amount of $8,009,007.01 (Cincinnati, OH).

7. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $6,964,165.71 (Ft. Mitchell, KY).

8. Amended Restated and Consolidated Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,651,284.95 (N. Miami, FL).

9. Secured Promissory Note dated April 15, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,122,303.00 (Hamburg, NY).

10. Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $1,821,295.85 (Hamburg, NY).


                                      2-1

11. Secured Promissory Note dated March 12, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,128,901.99 (Syracuse, NY).

12. Secured Promissory Note dated May 9, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $1,006,788.10 (Syracuse, NY).

13. Amended, Restated and Consolidated Secured Promissory Note dated December 3, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $24,400,000 (Coconut Grove, FL).

14. Secured Promissory Note dated July 31, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,709,407.15 (Tulsa, OK).

15. Secured Promissory Note dated November 19, 1997 from Impac Hotels II, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $16,893,738.61 (Denver, CO).


                                      2-2

                                   SCHEDULE 3

                                 IMPAC III NOTES

1. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,877,009.22. (Augusta, GA)

2. Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $4,025,388.29. (Lafayette, LA)

3. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,953,646.50. (Merrimack, NH)

4. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $1,875,754.41. (Jackson, TN)

5. Second Amended and Restated Secured Promissory Note dated December 16, 1997 from Impac Hotels III, L.L.C. to Nomura Asset Capital Corporation in the principal amount of $2,620,319.34. (Colchester, VT)


                                       3-1

                                   SCHEDULE 4

                             ALLOCATED LOAN AMOUNTS


         IMPAC II


                          Property            Allocated Loan Amount
                         ----------           ---------------------
          1.             Bridgeport             $ 6,408,476.85
          2.             Cincinnati               7,935,966.55
          3.             Fairmont                 3,275,310.35
          4.             Florence                 2,863,392.63
          5.             Fort Mitchell            6,900,653.99
          6.             Hamburg                  3,762,331.28
          7.             Memphis                  7,211,835.58
          8.             Morgantown               4,188,364.95
          9.             Syracuse                 3,021,767.16
         10.             North Miami              4,137,219.04
         11.             Tulsa                    4,666,458.35
         12.             Aurora                  16,538,182.91
         13.             Mayfair                 24,158,426.10

         IMPAC III


                         Property             Allocated Loan Amount
                         --------             ---------------------
         14.             Augusta                  2,655,817.17
         15.             Burlington               2,327,072.95
         16.             Jackson                  1,753,958.50
         17.             Merrimack                2,646,311.11
         18.             Lafayette                4,200,109.92

                                      4-1

                                   SCHEDULE 5

                          FORM OF CONSOLIDATED, AMENDED
                          AND RESTATED PROMISSORY NOTE

$108,651,655.38                                                  August   , 2000

                                    RECITALS

A. Impac Hotels II, L.L.C., a Georgia limited liability company ("IMPAC II") and Nomura Asset Capital Corporation ("NACC"), the predecessor in interest to The Capital Company of America LLC ("PAYEE"), are parties to that certain Loan Agreement dated as of March 12, 1997, as amended (the "IMPAC II LOAN AGREEMENT"), which provides for secured mortgage loans (the "IMPAC II LOANS") in the aggregate principal amount of up to $163,500,000 to be advanced to Impac II. The Impac II Loans are evidenced by those certain promissory notes (the "IMPAC II NOTES") described on Exhibit A attached hereto.

B. Impac Hotels III, L.L.C., a Georgia limited liability company ("IMPAC III" and together with Impac II, collectively, "MAKER"), and NACC are parties to that certain Loan Agreement dated as of October 29, 1997, as amended (the "IMPAC III LOAN AGREEMENT" and together with Impac II Loan Agreement, collectively, the "ORIGINAL LOAN AGREEMENTS"), which provides for secured mortgage loans (the "IMPAC III LOANS") in the aggregate principal amount of up to $100,000,000 to be advanced to Impac III. The Impac III Loans are evidenced by those certain promissory notes (the "IMPAC III NOTES" and together with Impac II Notes, collectively, the "ORIGINAL NOTES") described on Exhibit B attached hereto.

C. As of the date hereof, the aggregate outstanding principal balance of the Impac II Notes is $95,068,385.73 and the aggregate outstanding principal balance of the Impac III Notes is $13,583,269.65.

D. Concurrently with the execution and delivery hereof, Maker and Payee are entering into a Consolidated, Amended and Restated Loan Agreement, which consolidates, amends and restates the terms and provisions of the Original Loan Agreements (as so consolidated, amended and restated, the "LOAN AGREEMENT").

E. Maker has agreed to execute and deliver this Consolidated, Amended and Restated Promissory Note to, among other things, evidence the aggregate outstanding principal amount of the Original Notes and to reflect certain of the terms and conditions contained in the Loan Agreement.


                                       5-1

F. Maker and Payee now desire to consolidate the indebtedness evidenced by Original Notes and to amend and restate the terms and conditions contained therein in their entirety by the execution and delivery of this Consolidated, Amended and Restated Promissory Note (this "NOTE") on the date hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Notes are hereby consolidated, amended and restated in their entirety as follows:

         FOR VALUE RECEIVED, IMPAC HOTELS, II, L.L.C., AND IMPAC HOTELS, III, L.L.C., each a Georgia limited liability company having an address c/o Lodgian, Inc., Two Live Oak Center, Suite 700, 3445 Peachtree Road, N.E., Atlanta, Georgia 30326 (collectively, "MAKER"), promises to pay to the order of THE CAPITAL COMPANY OF AMERICA LLC, a Delaware limited liability company, at its principal place of business at Two World Financial Center, Building B, New York, New York 10281 (together with its successors and assigns "PAYEE"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of ONE HUNDRED EIGHT MILLION SIX HUNDRED FIFTY-ONE THOUSAND SIX HUNDRED FIFTY-FIVE DOLLARS AND THIRTY-EIGHT CENTS ($108,651,655.38) (the "PRINCIPAL"), in lawful money of the United States of America, with interest on the unpaid principal balance from time to time outstanding at the Interest
Rate, in installments as follows:

         A. On September 11, 1999 (which shall be the first Payment Date hereunder) and each Payment Date thereafter through and including the Maturity Date, Borrower shall pay interest, calculated at the Interest Rate, on the unpaid principal balance of this Note which has accrued through the last day of the Interest Period immediately preceding such Payment Date.

         B. The balance of the principal sum of this Note together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings given in that certain Consolidated, Amended and Restated Loan Agreement (the "LOAN AGREEMENT") dated the date hereof between Maker and Payee.

         2. PAYMENTS AND COMPUTATIONS. Interest on the unpaid Principal shall be computed on the basis of the actual number of days elapsed over a 360-day year. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement hereof, including, reasonable attorneys' fees and court costs.

         3. LOAN DOCUMENTS. This Note is evidence of that certain loan made by Payee to Maker and is executed pursuant to the terms and conditions of the Loan Agreement. This Note is secured by and


                                      5-2
entitled to the benefits of, among other things, the Mortgages and the other Loan Documents. Reference is made to the Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this
Note is secured and the rights and duties of the holder of this Note. No reference herein to and no provision of any other Loan Document shall alter or impair the obligation of Maker, which is absolute and unconditional (except for and subject to the exculpation provisions set forth in Section 10.1 of the Loan Agreement), to pay the principal of and interest on this Note at the time and place and at the rates and in the monies and funds described herein. All of the agreements, conditions, covenants, provisions and stipulations contained in the Loan Documents to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms.

         4. LOAN REPAYMENT; PREPAYMENT. Maker shall have the right to prepay all or any portion of the Principal before the Stated Maturity Date, provided that Maker gives Payee at least 5 Business Days prior written notice thereof. If, after the occurrence of a Secondary Market Transaction, any such prepayment is not made on a Payment Date, Maker shall also pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date. The principal balance of this Note is subject to mandatory prepayment, without premium or penalty, in certain instances of Insured Casualty or Condemnation, as more particularly set forth in Sections 2.3.2 and 7.4.2 of the Loan Agreement. Except during the continuance of an Event of Default, all proceeds of any repayment, including permitted prepayments, of Principal shall be applied by Payee as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to any other amounts then due and owing under the Loan Documents. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Properties (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Payee shall elect in Payee's discretion.

         5. DEFAULT RATE. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

         6. AMENDMENTS. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "PAYEE" and "MAKER" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

         7. WAIVER. Maker and all others who may become liable for the payment of all or any part


                                       5-3
of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents, for the payment of all or any part of the Debt.

         8. EXCULPATION. It is expressly agreed that recourse against Maker for failure to perform and observe its obligations contained in this Note shall be limited as and to the extent provided in Section 10.1 of the Loan Agreement.

         9. NOTICES. All notices or other communications required or permitted to be given pursuant hereto shall be given in the mariner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

         10. JOINT AND SEVERAL. Each Person constituting Maker hereunder shall have joint and several liability for the obligations of Maker hereunder.

         11. NO NOVATION. This Note represents a continuation of an existing debt, subject to the amendment and restatement of certain terms, as set forth herein. The Original Notes are consolidated and restated and superseded in their entirety by this Note, but the indebtedness evidenced by the Original Notes shall not be discharged or impaired by the execution and delivery of this Note, and the execution and delivery of this Note is not intended to constitute a novation of the Original Notes nor impair or modify the priority of any security document executed in connection therewith.

         12. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                  [Remainder of page intentionally left blank]


                                      5-4

                                      5-5

         12. COUNTERPARTS. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Consolidated, Amended and Restated Promissory Note to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                     MAKER:

                                     IMPAC HOTELS II, L.L.C., a Georgia limited liability company

                                     By:  Impac SPE #2, Inc., a Georgia
                                          corporation, its sole managing member

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                     IMPAC HOTELS III, L.L.C., a Georgia limited liability company

                                     By:  Impac SPE #6, Inc., a Georgia
                                          corporation, its sole managing member

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                     PAYEE:

                                     THE CAPITAL COMPANY OF AMERICA LLC

                                     By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                      5-6

                                   SCHEDULE 6

                             LOCATION OF PROPERTIES


                                      6-1

                                   SCHEDULE 7

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


                                      7-1

                                   SCHEDULE 8

                            ORGANIZATION OF BORROWER

                                 (SEE ATTACHED)


                                      8-1

                                   SCHEDULE 9

             DEFINITION OF SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY


A "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" means a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter (i) was and win be organized solely for the purpose of (A) owning one or more of the Properties or (B) acting as a general partner of the limited partnership that owns one or more of the Properties or member of the limited liability company that owns one or more of the Properties; (ii) has not engaged and will not engage in any business unrelated to (A) the ownership, leasing or operation of such Properties, (B) acting as general partner of the limited partnership that owns, leases or operates such Properties or (C) acting as a member of the limited liability company that owns, leases or operates such Properties, as applicable; (iii) has not had and will not have any assets other than those related to a Property or its partnership or member interest in the limited partnership or limited liability company that owns, leases or operates such Properties, as applicable; (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable); (v) if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations; (vi) if such entity is a corporation, has and will have at least one Independent Director, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote; (vii) if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation and such corporation is the managing member of such limited liability company;
(viii) if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate a Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding; (ix) has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity's properties, (C) make any assignment for the benefit of such entity's creditors or (D) take any action that might cause such entity to


                                      9-1
become insolvent; (x) has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations; (xi) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity; (xii) has maintained and will maintain its accounts, books and records separate from any other Person; (xiii) has maintained and will maintain its books, records, resolutions and agreements as official records; (xiv) has not commingled and will not commingle its funds or assets with those of any other Person; (xv) has held and will hold its assets in its own name; (xvi) has conducted and will conduct its business in its name, (xvii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and in a manner that indicates the separate existence of such entity from any other Person or entity; provided, that, it may be included in any consolidated financial statement of any Affiliate in accordance with applicable accounting principles; (xviii) has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets; (xix) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable; (xx) has maintained and will maintain an arm's-length relationship with its Affiliates; (xxi) (a) if such entity owns, leases or operates a Property, has and will have no indebtedness other than the Loan and unsecured trade payables in the ordinary course of business relating to the ownership and operation of Property which (1) are not more than sixty (60) days in arrears and (2) do not exceed, at any time, a maximum amount of 3% of the original amount of the Principal, or (b) if such entity acts as the general partner of a limited partnership which owns a Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns a Property which (1) do not exceed, at any time, $10,000 and (2) are not more than sixty (60) days in arrears, or (c) if such entity acts as a managing member of a limited liability company which owns a Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns a property which (1) do not exceed, at any time, $10,000 and (2) are not more than sixty (60) days in arrears; (xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan; (xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders; (xxiv) has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks; (xxv) except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person; (xxvi) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person; (xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; (xxviii) has not made and will not make loans to any Person; (xxix) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it; (xxx) has not entered into or been a party to, and win not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party;
(xxxi) in the case of any such entity which owns, leases or operates a Property, has and will have no obligation to indemnify its partners, officers, directors or members, as the case may be, or has such an obligation that is fully


                                      9-2
subordinated to the Debt and will be deferred to the extent that such entity's cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and (xxxii) will consider the interests of its creditors in connection with all corporate, partnership or limited liability actions, as applicable.


                                      9-3

                                   SCHEDULE 10

                                   GUARANTEES

1. Amended and Restated Guaranty of Payment, dated May 9, 1997 (North Miami, Florida)

2. Amended and Restated Guaranty of Payment, dated May 9, 1997 (Florence, Kentucky)

3. Amended and Restated Guaranty of Payment, dated May 9, 1997 (Fort Mitchell, Kentucky)

4.       Amended and Restated Guaranty of Payment, dated May 9, 1997
         (Cincinnati, Ohio)

5. Amended and Restated Guaranty of Payment, dated May 9, 1997 (Memphis, Tennessee)

6. Amended and Restated Guaranty of Payment, dated December 3, 1997 (Coconut Grove, Florida)


7. Joinder, Assumption and Modification Agreement between Lodgian, Inc. and Capital Company of America LLC, dated December 11, 1988, as amended
         - Impac II


8. Joinder, Assumption and Modification Agreement between Lodgian, Inc. and Capital Company of America LLC, dated December 11, 1988, as amended
         - Impac III

         As each of the foregoing were modified and reaffirmed pursuant to a Modification and Reaffirmation of Guaranty Agreement and Termination of Guaranty Agreement dated the date hereof.



                                      10-1